Exhibit 10.1

EXECUTION VERSION

MASTER LEASE AGREEMENT

AMONG

THE ALASKA WIRELESS NETWORK, LLC,

AWN TOWER COMPANY, LLC

AND

GENERAL COMMUNICATION, INC.

DATED AS OF AUGUST 1, 2016

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Table of Contents

1.	LEASE OF AWN COLLOCATION SPACE.....................................................................................1

2.	TERM..............................................................................................................................................3

3.	RENT AND FEES............................................................................................................................4

4.	TOWER OPERATOR’S PROPERTY INTEREST............................................................................5

5.	USE OF AWN COLLOCATION SPACE AND SPECTRUM.............................................................7

6.	ACCESS TO AWN COLLOCATION SPACE...................................................................................8

7.	USE OF EASEMENTS AND UTILITIES..........................................................................................9

8.	OWNERSHIP OF IMPROVEMENTS.............................................................................................10

9.	AWN COLLOCATION SPACE.......................................................................................................10

10.	NOTICE TO PROCEED.................................................................................................................20

11.	LIMITATIONS ON AWN COMMUNICATIONS EQUIPMENT........................................................22

12.	MAINTENANCE, MODIFICATIONS AND COMPLIANCE WITH LAW.........................................24

13.	INTERFERENCE...........................................................................................................................26

14.	INDEMNIFICATION.......................................................................................................................28

15.	INSURANCE..................................................................................................................................28

16.	ENVIRONMENTAL........................................................................................................................29

17.	CASUALTY....................................................................................................................................29

18.	CONDEMNATION..........................................................................................................................31

19.	TAXES............................................................................................................................................31

20.	TERMINATION..............................................................................................................................32

21.	REMOVAL OF AWN COMMUNICATIONS EQUIPMENT; WAIVER OF TOWER OPERATOR’S LIEN.......33

22.	DEFAULT AND REMEDIES..........................................................................................................34

23.	LIMITATION OF LIABILITY...........................................................................................................37

24.	BINDING ON SUCCESSORS AND ASSIGNS; THIRD-PARTY BENEFICIARIES.......................38

25.	ASSIGNMENT; SUBLEASING......................................................................................................38

26.	SUBORDINATION AND NONDISTURBANCE.............................................................................38

27.	ESTOPPEL CERTIFICATES.........................................................................................................39

28.	SURVIVAL.....................................................................................................................................39

29.	RECORDING.................................................................................................................................39

30.	QUIET ENJOYMENT.....................................................................................................................39

31.	INTEGRATION...............................................................................................................................39

32.	GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM; WAIVER OF JURY TRIAL...........40

33.	NOTICES.......................................................................................................................................40

34.	MISCELLANEOUS........................................................................................................................41

35.	AWN PARENT GUARANTY..........................................................................................................41

EXHIBITS

Exhibit A - Definitions
Exhibit B - Form of Site Location Agreement (SLA)
Exhibit C - Form of Memorandum of SLA
Exhibit D - List of Sites (Assignable Sites and Non-Assignable Sites)
Exhibit E - List of Non-Assignable Sites (Managed Sites)
Exhibit F - Sample Wind Load Surface Area Calculation for Hypothetical Equipment
Configuration
Exhibit G - Approved Vendors List
Exhibit H - Additional Rent Schedule
Exhibit I - Shared Ground Space Sites
Exhibit J - Site Access Schedule for Sites

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MASTER LEASE AGREEMENT

This MASTER LEASE AGREEMENT ("MLA"), dated as of August 1, 2016 (the “Effective Date”), is by and among AWN Tower Company, LLC, a Delaware limited liability company (“Tower Operator”), The Alaska Wireless Network, LLC, a Delaware limited liability company (“AWN Collocator”), and General Communication, Inc., an Alaska corporation (“AWN Guarantor”), as guarantor. AWN Collocator and AWN Guarantor, on the one hand, and Tower Operator, on the other hand, may hereafter be referred to as a “Party” and together as the “Parties”. Initially capitalized terms used and not defined in this MLA will have the meaning assigned such terms in Exhibit A hereto.
RECITALS

A.
AWN Collocator and its Affiliates operate the Sites, which include rooftops, Towers and related equipment, and AWN Collocator and its Affiliates either own, lease, or otherwise have an interest, as applicable, in the Rooftop Sites or the Land for the Tower Sites.

B.
Pursuant to that certain Purchase and Sale Agreement (as the same may be amended, modified, and supplemented from time to time, the “PSA”), dated as of April 29, 2016, by and among AWN Collocator, General Communication, Inc. (for the limited purpose set forth therein), Tower Operator and Vertical Bridge Towers II, LLC (“Buyer”), AWN Collocator (and, if applicable, its Affiliates) have contributed, conveyed, assigned, transferred and delivered its interest in the Sites or its right to operate the Sites to Tower Operator and AWN Collocator (and, if applicable, its Affiliates) have sold, conveyed, assigned, transferred, and delivered to Buyer all membership interests in Tower Operator.

C.
Tower Operator desires to lease or grant to AWN Collocator the right to use and operate a portion of each of the Sites, and AWN Collocator desires to lease or obtain from Tower Operator the right to use and operate a portion of each of the Sites, in each case, pursuant to the terms and conditions of this MLA.

D.
AWN Collocator operates a significant portion of AWN Collocator’s and its Affiliates’ wireless network through equipment located at the Sites and would not have entered into the PSA and consummated the transaction contemplated therein if Tower Operator did not agree to the terms and conditions set forth herein.

E.	Buyer would not have entered into the PSA and consummated the transaction contemplated therein if AWN Collocator and AWN Guarantor did not agree to the terms and conditions set forth herein.
AGREEMENT
In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:
1.LEASE OF AWN COLLOCATION SPACE.

(a)Grant. Subject to the terms and conditions of this MLA, as of the Effective Date (i) as to the Initial Assignable Sites, and thereafter as of the applicable Subsequent Closing Date as to each Non-Assignable Site converted to an Assignable Site in connection with a

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Subsequent Closing, Tower Operator hereby leases to AWN Collocator, and AWN Collocator hereby leases from Tower Operator, the AWN Collocation Space of all of the applicable Assignable Sites, and (ii) as to each Non-Assignable Site, until the applicable Subsequent Closing Date, with respect to such Site (if any), Tower Operator hereby reserves and makes the AWN Collocation Space at the applicable Non-Assignable Site available for the exclusive use and possession of AWN Collocator except as otherwise provided herein, whether or not such AWN Collocation Space is now or hereafter occupied. Notwithstanding anything to the contrary herein, no leasehold, subleasehold or other real property interest is granted pursuant to this MLA in the AWN Collocation Space at any Non-Assignable Site until the Subsequent Closing at which such Non-Assignable Site is converted to an Assignable Site. Tower Operator and AWN Collocator acknowledge and agree that this single MLA is indivisible, intended to cover all of the Sites and is not a separate lease and sublease or agreement with respect to individual Sites, and in the event of a Bankruptcy of any Party, all Parties intend that this MLA be treated as a single indivisible MLA.

(b)Site Location Agreements (SLAs); Memorandum of SLA. Within two hundred seventy (270) days after the Effective Date, for each Site, Tower Operator and AWN Collocator shall enter into an SLA and a Memorandum of SLA, in each case, with such Site specific changes as may be mutually agreed to by Tower Operator and AWN Collocator. Each SLA and Memorandum of SLA shall be prepared by and at the expense of Tower Operator with the assistance of AWN Collocator. Each SLA and Memorandum of SLA shall be delivered by Tower Operator to AWN Collocator for review and comment within one hundred eighty (180) days after the Effective Date, and the Parties agree to identify in the SLA the AWN Primary Ground Space, the AWN Primary Tower Space and all such other information required by the form of the SLA attached as Exhibit B hereto and such SLA will be dated as of the date of execution thereof. Each Memorandum of SLA may be recorded in accordance with Section 29. Prior to the execution and delivery of an SLA with respect to a Site, and if an SLA is not entered into with respect to a Site, the Parties shall still have all of the rights and obligations with respect to such Site as provided in this MLA. The form of the SLA and the Memorandum of SLA may not be changed without the mutual agreement of Tower Operator and AWN Collocator. The terms and conditions of this MLA shall govern and control in the event of a discrepancy or inconsistency with the terms and conditions of any SLA, except to the extent otherwise expressly provided in an SLA that has been duly executed and delivered by an authorized representative of AWN Collocator and by Tower Operator. Notwithstanding the foregoing, any specific requirements relating to the design or construction of the AWN Communications Equipment or AWN Improvements imposed by a state or local government or otherwise set forth in the "Special Provisions" section of an SLA, shall control over any terms in this MLA that directly conflict with such specific requirements.

(c)Option for Fiber Optic Backhaul Services. So long as a Tower Operator Default has not occurred and is not continuing, Tower Operator will be permitted, but not required, to offer (on behalf of AWN Collocator or its Affiliates) to any Tower Subtenant that was not a Tower Subtenant on the Effective Date at any Site where AWN Collocator or any of its Affiliates then provides fiber optic Backhaul Services and where there is sufficient excess capacity, the option to enter into a direct service agreement with AWN Collocator or any such Affiliate to obtain from AWN Collocator or any such Affiliate such fiber optic Backhaul Services on the then-current pricing, terms and conditions of AWN Collocator or any such Affiliate for like or similar circumstances for similarly situated sites, volume, term, and service offerings, except that: (i) the term of such service agreement will not exceed five (5) years or the expiration or

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termination of this MLA, whichever occurs first; and (ii) such new Tower Subtenant will be entitled to receive up to 2x 200 megabits backhaul service at no charge. Nothing in this Section 1(c) shall limit or prohibit AWN Collocator or its Affiliates from directly negotiating and entering into a backhaul service agreement with any Tower Subtenant on any terms as AWN Collocator or any such Affiliate and such Tower Subtenant may agree.

2.TERM.

(a)Term of MLA and SLAs. This MLA and each SLA shall have an initial term of ten (10) years commencing on the Effective Date as to each Site (the “Initial Term”). The term of this MLA and each SLA with respect to each Site will be automatically extended for eight (8) additional five (5) year renewal terms except with respect to any Site for which this MLA and the applicable SLA are terminated earlier pursuant to a termination right exercised in accordance with this MLA and the applicable SLA. Notwithstanding the foregoing or anything to the contrary in this MLA or the SLA for any Site, in all cases the term of this MLA and the applicable SLA as to any Site other than an Owned Site shall automatically expire on the Site Expiration Date for such Site, unless terminated earlier pursuant to a termination right exercised in accordance with this MLA, except that, from and after the termination or expiration of the SLA for a Site and/or this MLA, to the extent the Tower Operator continues to lease space at such Site to Tower Subtenants or the Site Lease for such Site remains in effect, AWN Collocator or its applicable Affiliate will have a continuing, rent/royalty free license to the Backhaul Services Space at such Site and the rights arising under this MLA incident thereto for the purpose of providing the Backhaul Services to Tower Subtenants will survive the termination or expiration of this MLA and the applicable SLA. The Parties will execute and deliver such documents, instruments, and agreements in a form mutually acceptable to the Parties, and the Parties shall take such other actions, as may be reasonably necessary to evidence any such license. For the avoidance of doubt, notwithstanding anything to the contrary in this MLA or any SLA, the terms and provisions of this Section 2(a) relating to the license for Backhaul Services Space and the related rights will survive the termination and expiration of this MLA or any SLA.

(b)AWN Termination Right. Notwithstanding anything to the contrary contained herein, AWN Collocator shall have the right to terminate an SLA for any Site and this MLA as it relates to such Site without penalty or further liability (i) on the tenth (10th) anniversary of the Effective Date and on the last day of each successive five (5) year period thereafter, or (ii) on any date after the tenth (10th) anniversary of the Effective Date if AWN Collocator is unable (after exercising commercially reasonable efforts) to obtain or maintain any necessary permit to, from or with any Governmental Authority necessary to operate the AWN Communications Equipment at such Site (each such date, a “Termination Date” and such rights, collectively, the “AWN Termination Right”). To exercise an AWN Termination Right with respect to any Site, AWN Collocator shall give Tower Operator written notice of such exercise (the “Termination Notice”), not less than ninety (90) days prior to any Termination Date; provided, however, for the avoidance of doubt, the Parties hereby acknowledge that AWN Collocator may not issue a Termination Notice for any Site with a Termination Date to be prior to the tenth (10th) anniversary of the Effective Date.

(c)Termination or Expiration. If AWN Collocator exercises an AWN Termination Right as to any Site or the Site Expiration Date occurs as to any Site, AWN Collocator shall not be required to pay the Rent or any other amounts with respect to such Site for the period occurring after the Termination Date specified in the applicable Termination Notice

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or the Site Expiration Date and, as of such Termination Date or Site Expiration Date, the SLA for such Site shall be terminated and the rights, duties and obligations of AWN Collocator and Tower Operator in this MLA with respect to such Site shall terminate as of the Termination Date or Site Expiration Date for such Site except the rights, duties and obligations with respect to such Site that expressly survive the termination of this MLA with respect to such Site; provided, that AWN Collocator shall continue to be required to pay the Rent and any other amounts owed under this MLA and/or the applicable SLA for such Site until AWN Collocator has fully complied with its obligations under Section 21 for such Site.

3.RENT AND FEES.

(a)Rent Commencement. In advance on the first Business Day of each calendar month during the Term as to each Site, AWN Collocator shall pay to Tower Operator the Rent (as defined in Section 3(b)). If the Effective Date is a day other than the first day of a calendar month, the Rent as to each Site for the period from the Effective Date through the end of the calendar month during which the Effective Date occurs shall be prorated by multiplying the Rent in effect for such month by a fraction, the numerator of which is the number of days of the applicable partial month during the Term and the denominator of which is the total number of days in the same calendar month. If the date upon which the Term of the MLA terminates with respect to any Site does not occur on the last day of a month, the Rent for such Site during such partial period shall be prorated by multiplying the Rent in effect for such month by a fraction, the numerator of which is the number of days of the applicable partial month during the Term and the denominator of which is the total number of days in the same calendar month.

(b)Rent Amount. As used in this MLA, the term “Rent” shall mean with respect to each Site an amount equal to Two Thousand Ninety-Five Dollars ($2,095.00), subject to increase: (i) on an annual basis of two percent (2%) during the Term on the first day of the calendar month following the one-year anniversary of the Effective Date and each annual anniversary thereafter; and (ii) as otherwise expressly provided in this MLA.

(c)Holdover Rent. If AWN Collocator continues to occupy the AWN Collocation Space after termination or expiration of the SLA without express written agreement by Tower Operator, AWN Collocator shall pay Rent at a rate equal to one hundred fifteen percent (115%) of the rate otherwise then applicable if the termination or expiration had not occurred; provided, that AWN Collocator may not occupy the AWN Collocation Space as a holdover tenant for more than one (1) year after termination or expiration of the SLA without the express written agreement of Tower Operator. Notwithstanding the foregoing, Tower Operator shall have the right to require AWN Collocator to comply with the terms of Section 21 for any Site after the Site Expiration Date for such Site.

(d)AWN Right to Cure Site Rent Defaults. If Tower Operator does not pay all or any portion of the Site Rent when due and payable with respect to any Leased Site and either (i) Tower Operator is not diligently and in good faith contesting the same (to the extent and in the manner permitted under the applicable Site Lease), or (ii) any material portion of such Leased Site is subject to imminent danger of loss or forfeiture, including by reason of a termination of the Site Lease with respect to such Site, as a result of the same, then AWN Collocator may seek to cure such payment default under any applicable Site Lease by making payment of the unpaid Site Rent to the applicable Lessor under the Site Lease after AWN Collocator first provides Tower Operator with ten (10) days prior written notice and the

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opportunity to cure such payment default. Within ten (10) days following receipt of any invoice therefor, Tower Operator shall reimburse AWN Collocator for all such payments of Site Rent.

(e)Right of Setoff. AWN Collocator shall be entitled to set off against Rent or any other amounts that may become due from AWN Collocator and payable to Tower Operator under this MLA from time to time, the amount of (i) all payments of Site Rent made by AWN Collocator pursuant to Section 3(d) which have not been reimbursed within the period provided for in such section; (ii) any payments made by AWN Collocator for Taxes or late fees and penalties, pursuant to Section 19(b) which have not been reimbursed within the period provided for in such section; and (iii) any amounts expended by AWN Collocator to cure a default with respect to Tower Operator’s FAA and FCC compliance obligations under Section 12(a) of this MLA.

(f)Sunset Clause. No claim, action or proceeding for any unpaid Rent, bills or expenses, including but not limited to utility expenses or tax bills, may be brought by a Party against the other Party later than three (3) years from the date the Rent became due, bills or expenses became due (except for utility expenses and tax bills as set forth below in this Section 3(f)), utility expenses were incurred and/or from receipt of a tax bill at the time it is sent by the taxing jurisdiction (as distinguished from the time sent by Tower Operator or AWN Collocator). Each Party waives the right to make such claims against the other Party after such date.

(g)Fees. Unless expressly provided for and enumerated in a particular section of this MLA (including, without limitation, Sections 7, 9(c), 9(d), 9(e), 10, 11, 12, 17, 19, 21(a) and 22(b)), AWN Collocator shall not owe to Tower Operator, any fees, payments or reimbursements of costs, including without limitation, for (i) any Tower Operator review of any AWN Collocator submittals; (ii) the providing of Tower Operator approval or the provision of documents by Tower Operator (as an example of and not as a complete list, the Tower Operator performance in Sections 9(a), 9(e), 10(a), 10(b), 10(d), 25, 26 or 27); (iii) any Lessor review, approval or consent other than reimbursement to Tower Operator for its reasonable out-of-pocket expenses paid to any Lessor in connection with any such review, approval or consent relating solely to the AWN Collocation Space or AWN Communications Equipment; or (iv) any rent or fee (including, except as otherwise provided in the PSA, any revenue sharing fee), payable or paid to a Lessor; provided, however, that, for the avoidance of doubt, AWN Collocator shall be required to pay the Structural Analysis Fee if required by Section 10(a), Section 11(a) and Section 12(a)(ii)(c) and any additional rent if required under Exhibit H hereto by Section 9(c), Section 9(d) and Section 11(a).

4.TOWER OPERATOR’S PROPERTY INTEREST.

(a)Site Lease. Except as herein otherwise expressly provided, all of the terms, covenants and provisions in each applicable Site Lease are hereby incorporated into and made a part of each individual SLA as if fully set forth therein. In the event of any conflict between the Site Lease and this MLA or the applicable SLA, the terms and conditions of the Site Lease shall govern and control.

(b)Tower Operator’s Covenants. Tower Operator shall, at its sole cost and expense, timely comply with all terms and conditions of the Site Lease throughout the term of the applicable SLA. Tower Operator shall not take any action that would cause a default under or result in early termination of the Site Lease. Without limiting the generality of the foregoing,

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Tower Operator will cure any default under any Site Lease prior to the expiration of any cure period. Upon the receipt by Tower Operator of any notice of default under such Site Lease, Tower Operator shall immediately provide a copy of same to AWN Collocator. Tower Operator shall not amend the Site Lease in any way that adversely affects AWN Collocator’s quiet enjoyment of the AWN Collocation Space or any rights of AWN Collocator under this MLA and the applicable SLA without the prior written consent of AWN Collocator, which shall not be unreasonably withheld, conditioned or delayed.

(c)Exercise of Existing Ground Lease Extensions. Prior to the expiration of the applicable Site Lease, Tower Operator shall, at its sole cost and expense, duly exercise any and all extension options existing under the Site Lease to maximize the term of the applicable SLA. Notwithstanding the foregoing, Tower Operator shall not be required to exercise any Site Lease extension option if (i) the then remaining term of such Site Lease (determined without regard to such extension option) shall extend beyond the term of this MLA as to such Site taking into account all renewal options that may be exercised by AWN Collocator under this MLA or (ii) AWN Collocator has given a Termination Notice relating to such Site the effective date of which precedes the expiration date of the Site Lease (determined without regard to such extension option).

(d)Tower Operator’s Covenants Upon Expiration of Site Lease. Tower Operator shall provide AWN Collocator with a written notice (each, a “Tower Operator Expiration Notice”) one hundred eighty (180) days prior to the expiration of any Site Lease that does not include provisions of renewal beyond the scheduled expiration date; provided, however, that, without limiting the generality of Section 33, for the avoidance of doubt, each Tower Operator Expiration Notice must be sent in accordance with Section 33. The Tower Operator Expiration Notice shall set forth (i) Tower Operator’s intent to use commercially reasonable efforts to negotiate an extension or renewal of such Site Lease (in which case Tower Operator shall provide subsequent notification of the progress of such negotiations, including, if applicable, the successful completion of the negotiations), (ii) the location of an alternative site then owned or operated by Tower Operator which is available for AWN Collocator to exercise AWN Collocator’s Right of Relocation as set forth in Section 9(k) (provided that such alternative site is accepted by AWN Collocator in its reasonable discretion, which acceptance will not be unreasonably withheld, conditioned or delayed), or (iii) Tower Operator’s intent to pursue an alternative site (provided that such alternative site is accepted by AWN Collocator in its reasonable discretion, which acceptance will not be unreasonably withheld, conditioned or delayed), which alternative site will be subject to AWN Collocator’s Right of Relocation as set forth in Section 9(k). For the avoidance of doubt, the election among the options set forth in clauses (i), (ii) and (iii) in the foregoing sentence is within Tower Operator’s sole discretion, provided, that Tower Operator must elect to pursue one of such options. In response to any such Tower Operator Expiration Notice, AWN Collocator may offer an alternative site for sale to Tower Operator and if Tower Operator elects to purchase such alternative site from AWN Collocator, then AWN Collocator and Tower Operator shall enter into a lease or sublease agreement with respect to such alternative site, on substantially the same terms as set forth in this MLA. If AWN Collocator and Tower Operator enter into a lease or sublease agreement with respect to such alternative site after Tower Operator’s purchase of such alternative site, then Tower Operator’s obligation to perform one of the options set forth in clauses (i), (ii) or (iii) above in this Section 4(d) shall be deemed satisfied. If Tower Operator or an Affiliate of Tower Operator acquires the interest of the owner in the AWN Collocation Space or Site, the merger of the Site Lease will not cause a termination of the SLA.

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(e)AWN Collocator Compliance with Site Leases. AWN Collocator covenants that it will not take any action that would result in a default under or early termination of any Site Lease as in effect as of the Effective Date; provided, however, that this Section 4(e) will also apply with respect to any amendment, modification, extension or supplement of a Site Lease entered into after the Effective Date if: (i) Tower Operator has provided AWN Collocator with a true, correct and complete copy of such amendment, modification, extension or supplement and (ii) such amendment, modification, extension or supplement does not violate or conflict with any term or condition of this MLA or the applicable SLA.

5.USE OF AWN COLLOCATION SPACE AND SPECTRUM.

(a)Use of AWN Collocation Space. AWN Collocator and its Affiliates shall use the AWN Collocation Space at each Site for the purpose of constructing, installing, maintaining, repairing, replacing, and operating the AWN Communications Equipment (including providing Backhaul Services to Tower Subtenants). Except as specifically permitted under this Section 5, Section 24, and Section 25: (1) the AWN Collocation Space shall be solely for the use of AWN Collocator and its Affiliates; and (2) AWN Collocator and its Affiliates shall have no right to share the use of the AWN Collocation Space with any other Person. AWN Collocator shall not (and shall not permit its Affiliates to) use the AWN Collocation Space or any AWN Communications Equipment to derive revenue or other benefits from: (y) leasing or subleasing available physical space within the AWN Collocation Space to Tower Subtenants; or (z) engaging in network sharing or hosting without entering into a collocation agreement with Tower Operator that permits network sharing or hosting (which collocation agreement must be reasonably satisfactory to Tower Operator and provide additional compensation to Tower Operator). Notwithstanding the foregoing or anything to the contrary in this MLA, AWN Collocator (and its Affiliates) shall be permitted to do each and any of the following (without the need for any approval or consent from Tower Operator, any increased Rent or additional fee payable to Tower Operator, or any collocation agreement with Tower Operator):

(i)use the radio frequency signal received, broadcast, and generated by the AWN Communications Equipment for purposes of providing wireless telecommunications services (A) to the end-users of AWN Collocator or any Affiliate thereof or (B) for purposes of machine to machine connections;

(ii)use the radio frequency signal received, broadcast, and generated by the AWN Communications Equipment to provide third parties with roaming services;

(iii)enter into and perform agreements with any MVNO Partner pursuant to which AWN Collocator or any Affiliate thereof will utilize the AWN Communications Equipment to provide such MVNO Partner with access to and use of the wireless telecommunications network of AWN Collocator and its Affiliates in connection with such MVNO Partner’s marketing, selling, and providing retail wireless telecommunications services under such MVNO Partner’s branding to the end-users of such MVNO Partner;

(iv)use the radio frequency signal received, broadcast, and generated by the AWN Communications Equipment to provide wireless telecommunications services to Sprint Corporation and/or its Affiliates, which are passed through to certain educational broadband service and broadband radio service licensees;

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(v)use the AWN Collocation Space to provide Backhaul Services to Tower Subtenants;

(vi)broadcast and use SSIDs of Sprint Corporation and its Affiliates under any existing agreements between AWN Collocator or any Affiliate thereof and Sprint Corporation or its Affiliates, including any amendments, modifications or extensions thereto with respect to the Sites referred to as: (A) Rooftop Site 160 Denali North and (B) Tower Site 507 Blueberry; and

(vii)lease or sublease to any Tower Subtenant any space that constitutes AWN Primary Ground Space or Additional Ground Space for any Tower Subtenant Communications Equipment (including, without limitation, any repairs thereto and replacements thereof) that is located in the AWN Primary Ground Space on the Effective Date on the Sites set forth on Exhibit I; provided, however, AWN Collocator’s right to lease or sublease to Tower Subtenants pursuant to this Section 5(a)(vii) shall expire at the end of the term (including renewal terms, if applicable) as set forth in the Collocation Agreement with the Tower Subtenant.

(b)Use of Spectrum. AWN Collocator and its Affiliates may broadcast, receive, or otherwise use any frequency or spectrum (without the need for any approval or consent from Tower Operator, any increased Rent or additional fee payable to Tower Operator, or any collocation agreement with Tower Operator) that is:

(i)now or in the future acquired by or licensed (including, without limitation, the acquisition or license of spectrum pursuant to a spectrum auction held by the FCC, or via a filing with the FCC for additional spectrum) to any AWN Collocator or Affiliate thereof from or by the FCC;

(ii)acquired, leased, subleased, or licensed by any AWN Collocator or Affiliate thereof from a third party (excluding, for the avoidance of doubt, the FCC) pursuant to an agreement in effect prior to or as of the Effective Date and any extensions or renewals thereof; provided that, in the case of this clause (ii), the consideration for such acquisition, lease, sublease, or license does not include a right for such third party to use the AWN Communications Equipment except to the extent permitted under this Section 5; or

(iii)acquired, leased, subleased, or licensed from a third party (excluding, for the avoidance of doubt, the FCC) pursuant to an agreement entered into after the Effective Date, provided that, in the case of this clause (iii), the consideration for such acquisition, lease, sublease, or license does not include a right for such third party to use the AWN Communications Equipment except to the extent permitted under this Section 5.

6.ACCESS TO AWN COLLOCATION SPACE.

(a)Access to Ground-Based Facilities. Subject to any conditions in the applicable Site Lease existing before the Effective Date (or entered into after the Effective Date and with the prior consent of AWN Collocator as provided for in Section 4(b)), and except as set forth in Section 6(b), AWN Collocator and its employees, agents and contractors may enter each Site without notice to Tower Operator twenty-four (24) hours a day, seven (7) days

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a week, at no charge, to obtain entry to the AWN Collocation Space. Notwithstanding anything in this MLA to the contrary, if AWN Collocator or its employees, agents or contractors are denied such access at a Site as a result of (i) an alleged breach of the Site Lease by Tower Operator and (A) Tower Operator is not diligently and in good faith contesting the same (to the extent and in the manner permitted under the applicable Site Lease), (B) AWN Collocator experiences a service outage at such Site as a result of such alleged breach, or (C) AWN Collocator is unable to access such Site as needed to perform maintenance required in order to comply with Law or respond to or prevent an Emergency, or (ii) an actual breach of the Site Lease by Tower Operator, then all Rent for such Site will abate during the period commencing on the date that such access is denied and ending on the date that such access is permitted.

(b)Access to Tower. AWN Collocator may enter and access the Tower with seventy-two (72) hour prior written notice to Tower Operator (unless earlier notification is otherwise required by the Site Lease). Notwithstanding the foregoing, in the case of Emergency, AWN Collocator may enter and access the Tower immediately and shall only be required to give Tower Operator notice of the entry as soon after the Emergency as practical. In all cases, AWN Collocator shall only use vendors who (i) satisfy all requisite safety certifications for tower climbing, (ii) maintain insurance which satisfies the requirements of Section 15 herein, and (iii) are on the list of pre-approved vendors set forth on Exhibit G (the “Approved Vendors List”), which may be updated by AWN Collocator from time to time with Tower Operator’s approval, not to be unreasonably withheld, conditioned or delayed. The Parties acknowledge that Tower Operator’s withholding of approval for a proposed vendor shall not be deemed unreasonably withheld to the extent Tower Operator responds in writing to AWN Collocator and identifies a reasonable safety concern relating to the subject proposed vendor.

(c)Elimination of Obstructions. Tower Operator shall prevent and timely eliminate obstructions arising on each Site after the Effective Date that prevent or materially hinder AWN Collocator from having access to all of the AWN Communications Equipment and AWN Improvements located in the AWN Primary Ground Space or Additional Ground Space at a Site. Subject to Section 22(h), Tower Operator shall use commercially reasonable efforts to eliminate obstructions (including snow) that prevent or materially hinder AWN Collocator from utilizing access roads, driveways or easements to a Site within forty-eight (48) hours after telephone notice from AWN Collocator (or such longer period of time, if applicable, as may be commercially reasonable under the circumstances and weather), provided the Lessor under the subject Site Lease is not responsible for snow removal; provided, however, Tower Operator shall not be required to prevent and eliminate obstructions if it would be considered unreasonably unsafe for Tower Operator to do so by tower industry standards, unless Tower Operator caused such unsafe condition. Notwithstanding anything in the foregoing sentence to the contrary, in the event that (i) such an obstruction prevented or materially hindered access prior to the Effective Date, Tower Operator shall have one (1) year (or, so long as Tower Operator is diligently attempting to eliminate such obstruction, such longer period of time, if applicable, as may be commercially reasonable under the circumstances and weather to eliminate such obstruction that prevented or materially hindered access prior to the Effective Date) from written notice from AWN Collocator to remove such obstruction; and (ii) if, prior to the Effective Date, AWN Collocator customarily (y) did not plow, or arrange to have plowed, the access road, driveway or easement to a Site, or (z) used alternate means of transport to access such Site (e.g., snow mobile, Sno-Cat, etc.), as set forth on Exhibit J, then

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Tower Operator will not be required to plow the access road, driveway or easement to such Site.

7.USE OF EASEMENTS AND UTILITIES. Subject to any conditions in the applicable Site Lease and in any applicable easements, AWN Collocator shall have the right to use: (i) any existing easements or other similar agreements benefiting the Site; (ii) any existing facilities within existing easements or other similar agreements for access to the Site and AWN Collocation Space; and (iii) any existing facilities for utilities available to Tower Operator under the Site Lease provided there is capacity for AWN Collocator’s utilization at the time of request. Subject to any conditions in the applicable Site Lease and in any applicable easements, AWN Collocator shall, subject to Tower Operator’s prior written approval not to be unreasonably withheld, conditioned or delayed, have the right to modify, improve and install, at its own expense, Cables and other facilities (including any relating to providing Backhaul Services) (“Ancillary Facilities”) on, over, under and across the Site or in any easement benefiting the Site, for the benefit of the AWN Communications Equipment. If any easement benefiting the Site is insufficient for AWN Collocator’s permitted use under this MLA, then Tower Operator will cooperate with AWN Collocator in an effort to obtain easement rights from the owner, if feasible, sufficient for AWN Collocator’s use and at no additional cost to Tower Operator; provided, however, that if Tower Operator or a current or future Tower Subtenant uses such easement rights, then Tower Operator shall be responsible for its and any Tower Subtenant’s pro rata share of the cost of such additional easement rights and shall reimburse AWN Collocator for such costs to the extent such costs were previously paid by AWN Collocator. AWN Collocator shall pay the periodic charges for all utilities attributable to AWN Collocator’s and its Affiliates use. Tower Operator shall, wherever practicable, install separate meters for utilities it uses on the AWN Collocation Space. If AWN Collocator uses utilities that are not separately metered and are billed to Tower Operator, AWN Collocator shall pay to Tower Operator, within thirty (30) days of receipt of an invoice therefore, all charges attributable to AWN Collocator’s and its Affiliates use of the utility.

8.OWNERSHIP OF IMPROVEMENTS. The AWN Communications Equipment, AWN Improvements and Ancillary Facilities shall at all times be the property of and belong to AWN Collocator. AWN Collocator shall install, maintain and repair the AWN Communications Equipment, AWN Improvements and Ancillary Facilities at its sole cost and expense. Notwithstanding anything to the contrary in this MLA, any Non-Severable Modifications of the Tower paid for by AWN Collocator and/or its Affiliates shall, upon completion of such Non-Severable Modifications of the Tower, become the sole property of Tower Operator, without warranty from AWN Collocator. AWN Collocator and its Affiliates shall, upon written request, promptly deliver to Tower Operator bills of sale or other instruments evidencing Tower Operator’s ownership of said Non-Severable Modifications and shall take reasonable additional actions necessary to transfer the Non-Severable Modifications (including, but not limited to, any ancillary rights such as warranties, etc.) to Tower Operator free and clear of all liens and encumbrances. For the avoidance of doubt, Tower Operator does not have, and expressly disclaims, any right, title, or interest in or to the Excluded Backhaul Assets and any Severable Modifications.

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9.AWN COLLOCATION SPACE.

(a)Collocation Space. As used herein, “AWN Collocation Space,” as to each Site, means:

(i)The portions of the Land or rooftop comprising such Site on which any portion of the AWN Improvements or AWN Communications Equipment is located, operated or maintained as of the Effective Date, including the air space above such portion of the Land or rooftop, to the extent such air space is not occupied by a third party or the Tower or Communications Equipment on such Tower on the Effective Date (the “Effective Date Ground Space”). In the event that AWN Collocator, as of the Effective Date, (A) as to any Tower Site, occupies less than two hundred forty (240) square feet of Land at such Tower Site, AWN Collocator shall have the exclusive right to occupy up to a maximum area of two hundred forty (240) square feet of contiguous (or non-contiguous if there is not sufficient contiguous ground or rooftop space available) and Usable ground space in a twelve (12) foot by twenty (20) foot configuration, and (B) as to any Rooftop Site, occupies less than all the space available under the applicable Site Lease for such Rooftop Site, AWN Collocator shall have the exclusive right to occupy all such space available under the applicable Site Lease, and, in each case, the air space above such ground or rooftop space, to the extent such air space is not occupied by a Tower or Communications Equipment on such Tower or otherwise by a third party on the Effective Date and such space shall be part of the AWN Collocation Space (the greater of such space and the Effective Date Ground Space, the “AWN Primary Ground Space”). The AWN Primary Ground Space at any Site shall be documented in the SLA for such Site in accordance with Section 1(b) and shall be deemed Usable upon execution of such SLA. If contiguous and Usable ground space is not available at a Tower Site in a twelve (12) foot by twenty (20) foot configuration, AWN Collocator shall have the exclusive right to occupy two hundred forty (240) square feet of contiguous (or non-contiguous if there is not sufficient contiguous ground space available) and Usable ground space at such Tower Site in such configuration as AWN Collocator elects and as approved by Tower Operator in its reasonable discretion (which approval will not be unreasonably withheld, conditioned or delayed) and such space shall be deemed to be AWN Collocation Space and AWN Primary Ground Space at such Tower Site and shall be documented in the SLA in accordance with Section 1(b) for such Tower Site and shall be deemed Usable upon execution of such SLA. If on the Effective Date, at any Tower Site there is less than two hundred forty (240) square feet of ground space available for AWN Collocator’s exclusive use within such Tower Site, the AWN Primary Ground Space at such Tower Site shall be the ground space within such Tower Site occupied by AWN Collocator on the Effective Date and any additional available ground space within such Tower Site on the Effective Date and the AWN Primary Ground Space shall be documented in the SLA for such Tower Site in accordance with Section 1(b);

(ii)Any additional AWN Primary Ground Space that may be added after the Effective Date in accordance with this Section 9(a)(ii). At any time after the Effective Date, AWN Collocator may elect to expand the AWN Primary Ground Space at a Tower Site for AWN Communications Equipment used to provide Backhaul Services by delivering written notice to Tower Operator. AWN Collocator shall have, without increase in the Rent or payment of any additional rent or other amount, the exclusive right to occupy up to an additional ten (10) square feet of contiguous (or non-contiguous if there is not sufficient contiguous ground space available at the time of AWN Collocator’s contemplated use) and Usable ground space in a two and one-half (2.5) foot by four (4) foot configuration and the air space above such

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ground space, to the extent such air space is not occupied by a Tower or Communications Equipment on such Tower or otherwise by a third party on the date that AWN Collocator delivers such notice to Tower Operator and such space shall be part of the AWN Collocation Space and the AWN Primary Ground Space. Such expanded AWN Primary Ground Space at any Tower Site shall be documented in an amended SLA for such Tower Site in accordance with Section 1(b) and shall be deemed Usable upon execution of such SLA. If additional contiguous and Usable ground space is not available at a Tower Site at the time of AWN Collocator’s contemplated use in a two and one-half (2.5) foot by four (4) foot configuration, AWN Collocator shall have the exclusive right to occupy up to an additional ten (10) square feet of contiguous (or non-contiguous if there is not sufficient contiguous ground space available at the time of AWN Collocator’s contemplated use) and Usable ground space at such Tower Site in such configuration as AWN Collocator elects and as approved by Tower Operator in its reasonable discretion (which approval will not be unreasonably withheld, conditioned or delayed) and such space shall be deemed to be AWN Collocation Space and AWN Primary Ground Space at such Tower Site and shall be documented in an amended SLA for such Tower Site in accordance with Section 1(b) and shall be deemed Usable upon execution of such SLA. If on the date that AWN Collocator delivers such written notice to Tower Operator, at any Tower Site there is less than ten (10) square feet of additional ground space available for AWN Collocator’s exclusive use within such Tower Site, the AWN Primary Ground Space at such Tower Site shall include any additional available ground space within such Tower Site on the date of such written notice and, if applicable, the expanded AWN Primary Ground Space shall be documented in an amended SLA for such Tower Site in accordance with Section 1(b);

(iii)The portions of the Tower on such Site on or within which any portion of AWN Communications Equipment is located, operated or maintained (including portions of the Tower on which any antennas, transmission lines, amplifiers, filters and other Tower mounted equipment are located) as of the Effective Date, which portions need not be contiguous (the “Effective Date Tower Space”). If AWN Collocator occupies less than ten (10) contiguous vertical feet of space on such Tower at the AWN Primary RAD Center on the Effective Date, AWN Collocator’s exclusive reserved space on such Tower shall include, in addition to the Effective Date Tower Space, any additional and unoccupied vertical space adjacent to the space occupied by AWN Collocator at the AWN Primary RAD Center as is necessary to provide AWN Collocator with such ten (10) contiguous vertical feet of space on such Tower on the Effective Date which shall be (A) five (5) contiguous feet of vertical space on each Tower above and below the AWN Primary RAD Center on such Tower, or (B) if a portion of such space is occupied by a Tower Subtenant or is otherwise unavailable, any ten (10) contiguous vertical feet of Available Space that contains, but is not centered on, the AWN Primary RAD Center on such Tower (in each case, ten (10) feet of vertical space in total at the AWN Primary RAD Center) (the greater of such space or the Effective Date Tower Space, the “AWN Primary Tower Space”). Notwithstanding anything to the contrary in this Section 9(a)(iii), if AWN Communications Equipment extends above the top of the Tower on the Effective Date, the vertical space occupied by such AWN Communications Equipment shall be included in calculating the AWN Primary Tower Space; provided, however, that if the portion of the AWN Primary Tower Space that extends above the top of the Tower becomes unusable at any time due to a change in applicable Law, AWN Collocator shall be permitted to relocate such unusable portion to the contiguous Available Space immediately below the highest portion of the AWN Primary Tower Space on such Tower or, if there is no such Available Space, to any non-contiguous Available Space on such Tower as AWN Collocator elects and as approved by

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Tower Operator in its reasonable discretion, not to be unreasonably withheld, conditioned or delayed, and such relocated portion shall be deemed part of the AWN Primary Tower Space without any additional Rent or any other payment of any kind to Tower Operator;

(iv)Any ground or rooftop space needed for the Cables necessary to provide Backhaul Services to AWN Collocator or other Tower Subtenants at the Site and existing as of the Effective Date or required after the Effective Date, subject to the applicable application and amendment process set forth in Section 9(e) and Section 10 for any such changes to the Cables; and

(v)Any additional Tower space in which Additional Equipment is installed in accordance with Section 9(d) or Additional Ground Space that Tower Operator leases, licenses or otherwise grants a right to use to AWN Collocator in accordance with Section 9(c).

(b)Reserved Amount of Tower Equipment in AWN Collocation Space. As to each Tower Site, AWN Collocator shall have the right to install, maintain, modify, replace and operate in the AWN Collocation Space on the Tower any AWN Communications Equipment consisting of the following (plus all related mounts, collectively, the “AWN Reserved Amount of Tower Equipment”): (i) the greater of: (A) antennas (including, without limitation, microwave antennas and dishes), remote radio units and other Tower mounted equipment (excluding mounts and Cables) having an aggregate Wind Load Surface Area equal to twenty five thousand (25,000) square inches; or (B) antennas (including, without limitation, microwave antennas and dishes), remote radio units and other Tower mounted equipment (excluding mounts and Cables) having an aggregate Wind Load Surface Area equal to the aggregate Wind Load Surface Area of the antennas (including, without limitation, microwave antennas and dishes), remote radio units and other Tower mounted equipment (excluding mounts and Cables) of AWN Collocator located on the applicable Tower as of the Effective Date; and (ii) the greater of: (A) twenty four (24) lines of Cables; or (B) the quantity of Cables of AWN Collocator located on the applicable Tower as of the Effective Date. Exhibit F attached hereto contains sample calculations of the Wind Load Surface Area for hypothetical configurations of AWN Communications Equipment; provided that the example calculations set forth in Exhibit F are intended as examples only and not as a limitation or prescription on the configurations of the actual AWN Communications Equipment. The foregoing shall not limit AWN Collocator’s rights to place in the AWN Collocation Space on a Tower, antennas (including, without limitation, microwave antennas and dishes), remote radio units, other Tower mounted equipment or Cables of different size or structural loading characteristics or of a different shape or technology or a different transmission frequency than that which exists on such Tower on the Effective Date, without any increase in Rent or any additional rent; provided that (x) AWN Collocator shall comply with Tower Operator’s standard application and amendment process set forth in Section 9(e) and Section 10 for any such change other than as provided in Section 10(b), and (y) such antennas (including, without limitation, microwave antennas and dishes), remote radio units and other Tower mounted equipment and Cables do not exceed the AWN Reserved Amount of Tower Equipment, the structural loading capacity of the Tower or the AWN Collocation Space. Subject to the foregoing limitations, as to each Site, AWN Collocator shall have the right to install, maintain, modify, replace and operate, without any increase in the Rent or payment of any additional rent or other payments of any kind (except as otherwise provided in Section 10(a), Section 11(a) and Section 12(a)(ii)(C) with respect to any applicable Structural Analysis Fee), (A) any AWN Communications Equipment

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and AWN Improvements that it deems necessary in the AWN Primary Ground Space, Additional Ground Space or the Backhaul Services Space and (B) any AWN Communications Equipment in the AWN Collocation Space on the Tower that does not constitute Additional Equipment pursuant to Section 9(d).

(c)Additional Ground Space. Without limitation of AWN Collocator’s rights under Section 9(a)(i) and Section 9(a)(ii), if AWN Collocator deems it necessary to obtain additional ground or rooftop space (“Additional Ground Space”) at any Site, AWN Collocator and Tower Operator shall cooperate to determine the availability of such space and negotiate in good faith the lease of such space on such Site and shall follow the application and amendment process set forth in Section 9(e) and Section 10. For the avoidance of doubt, if Additional Ground Space is then available with respect to such Site and Tower Operator and AWN Collocator successfully negotiate the lease of such Additional Ground Space, then Tower Operator and AWN Collocator shall enter into an amendment to the applicable SLA setting forth the terms under which AWN Collocator shall lease any Additional Ground Space, including, but not limited to, any additional rent in accordance with Exhibit H attached hereto if the Additional Ground Space is on a Rooftop Site or, as to any Tower Site, includes space in excess of the Effective Date Ground Space.

(d)Additional AWN Communications Equipment in the AWN Collocation Space. AWN Collocator may install, maintain, modify, replace and operate AWN Communications Equipment in excess of the AWN Reserved Amount of Tower Equipment or outside the AWN Primary Tower Space (individually or collectively “Additional Equipment”); provided that there is sufficient structural load capacity and Available Space at the time AWN Collocator applies to install such Additional Equipment. If the foregoing conditions have been satisfied, then a Site Engineering Application shall be submitted by AWN Collocator and processed in accordance with Section 9(e) and, if approved, an amendment to the subject SLA shall be executed to document any Additional Equipment or any changes to existing AWN Communications Equipment or Additional Equipment or changes to the AWN Collocation Space in accordance with Section 9(e) and Section 10. The amended SLA will provide that AWN Collocator will pay additional rent for such Additional Equipment as set forth on Exhibit H as an increase to the Rent, provided, that if a single piece of Additional Equipment both exceeds the AWN Reserved Amount of Tower Equipment and is located outside the AWN Primary Tower Space, AWN Collocator shall only incur one additional rent charge as set forth on Exhibit H for any such piece of Additional Equipment. If any Additional Equipment is subsequently removed, then AWN Collocator’s obligation to pay such additional rent will terminate when the Additional Equipment is removed and the applicable SLA will be amended to reflect same. Notwithstanding anything to the contrary in this MLA, to the extent that undocumented Additional Equipment of AWN Collocator (i) is discovered on a Site after the execution of an SLA or amendment thereto for such Site, (ii) was not documented in the applicable SLA or amendment thereto, and (iii) was not installed by AWN Collocator prior to the Effective Date or thereafter in accordance with the procedures set forth in this MLA, then Tower Operator may charge AWN Collocator an additional monthly fee for such undocumented Additional Equipment in accordance with the a la carte rates set forth on Exhibit H to the extent that such undocumented Additional Equipment was not otherwise permitted under the MLA without an additional fee; provided that Tower Operator may not bill AWN Collocator in arrears for any such undocumented Additional Equipment for more than twelve (12) months prior to the date of discovery of such undocumented Additional Equipment. Furthermore, if the discovery of such undocumented Additional Equipment results in the need

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for Tower Operator to perform structural Modifications to the Tower, then Tower Operator shall implement such structural Modifications to the Tower in accordance with Section 12(a)(ii)(A), (B) and/or (C), as applicable.

(e)Application and Amendment Process. AWN Collocator’s rights to install and operate any AWN Communications Equipment and AWN Improvements at a Site in addition to or in replacement of the AWN Communications Equipment and AWN Improvements existing at the Site as of the Effective Date (other than an installation pursuant to Section 10(b)) or to obtain any Additional Ground Space in accordance with Section 9(c) shall not become effective, and installation of such additional AWN Communications Equipment, AWN Improvements or modification of the existing AWN Communications Equipment or AWN Improvements at a Site (other than an installation or modification pursuant to Section 10(b)) or addition of the Additional Ground Space shall not commence, until the following conditions are satisfied:

(i)Tower Operator has received any written consent required under the Site Lease to allow Tower Operator to permit such installation or modification or the use of the Additional Equipment and/or the lease and use of Additional Ground Space;

(ii)AWN Collocator has submitted to Tower Operator and Tower Operator has approved AWN Collocator’s application for such installation or modification (a “Site Engineering Application”), which approval shall not be unreasonably withheld, conditioned or delayed;

(iii)Tower Operator has received and approved AWN Collocator’s drawings showing the installation or modification of the AWN Communications Equipment and AWN Improvements;

(iv)Tower Operator has reviewed and accepted all permits obtained by AWN Collocator for its installation or modification of the AWN Communications Equipment and AWN Improvements and all required Governmental Approvals of AWN Collocator’s proposed installation or modification at the Site;

(v)an SLA and an amendment to the SLA have been executed;

(vi)Tower Operator has approved AWN Collocator’s selected vendor, which approval shall not be unreasonably withheld, conditioned or delayed, or AWN Collocator’s selected vendor is on the Approved Vendors List; and

(vii)Tower Operator has issued a Notice to Proceed pursuant to Section 10(a) with respect to the proposed installation or modification.

The Parties acknowledge that Tower Operator’s withholding of approval for a proposed vendor shall not be deemed unreasonably withheld to the extent Tower Operator responds in writing to AWN Collocator and identifies a reasonable safety concern relating to such proposed vendor. If any applicable condition precedent is not satisfied within one hundred eighty (180) days of the date of the amendment of the subject SLA or within such other period as may be specified in the subject amendment of the SLA, Tower Operator and AWN Collocator shall each have the right to terminate the subject amendment of the subject

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SLA. The terminating party shall provide written notice to the other party in the event that the amendment of the subject SLA is terminated due to failure to satisfy conditions precedent. Tower Operator shall endeavor to obtain, and AWN Collocator shall cooperate to assist in obtaining, prompt satisfaction of any conditions precedent.
(f)Lease; Appurtenant Rights. Except as otherwise expressly provided herein, AWN Collocator and Tower Operator expressly acknowledge that the AWN Collocation Space at each Site shall be deemed leased to, reserved for or otherwise be made available to AWN Collocator pursuant to this MLA, in each case at each Site for the exclusive possession and use by AWN Collocator, whether or not such AWN Collocation Space is now or hereafter occupied. AWN Collocator shall have the right to occupy the portions of Land or rooftop, the Improvements and Tower occupied as of the Effective Date and any additional space constituting AWN Collocation Space and to repair, replace and modify any AWN Communications Equipment, AWN Improvements and Ancillary Facilities therein or thereon subject to the terms provided in this MLA. Tower Operator also grants to AWN Collocator as to each Site, and AWN Collocator reserves and shall at all times retain (for the benefit of AWN Collocator), subject to the terms of this MLA, the Site Leases, easements with third parties, the rights of Tower Subtenants and applicable Laws:

(i)Site Access. A non-exclusive right and easement for Site access as provided for in Section 6(a);

(ii)Tower Access. The non-exclusive right to access the Towers as provided in Section 6(b);

(iii)Storage. The right, exercisable during periods in which AWN Collocator is actively performing work at a Site, to use any unoccupied portion of the ground space or rooftop at the applicable Site, at its sole cost, expense and risk, except to the extent of Tower Operator’s gross negligence or willful misconduct, for purposes of temporary location and storage of any of its equipment and for performing any repairs or replacements; provided, however, that AWN Collocator shall be required to remove any of its stored equipment on any unoccupied portion of the Site upon ten (10) days’ prior notice from Tower Operator;

(iv)Utility Lines. A non-exclusive right and easement for the use, operation, maintenance, repair and replacement of all utility lines, Cables and all equipment and appurtenances located on the Site and providing electrical, gas and any other utility service (including Backhaul Services) to AWN Collocator’s Communications Facility on the Site, which right and easement includes the right of AWN Collocator and its agents, employees and contractors to enter upon the Site to repair, maintain and replace such utility facilities to the extent that such utilities solely serve the AWN Collocator’s Communications Facility. AWN Collocator shall have the absolute right to contract with any utility service providers it elects, from time to time, for utility services that solely serve the AWN Collocator’s Communications Facility at the Site. Notwithstanding anything in this Section 9(f)(iv) to the contrary, Tower Operator will at its expense repair and maintain each utility line from the “tap-in” point where the utility service provider is no longer responsible for the line supplying the applicable utility service to the point at which such utility line crosses into the AWN Collocation Space but in no event past the point where the AWN Communications Equipment connects to a meter, except if any such utility line solely serves AWN Collocator’s Communications Facility, AWN Collocator shall be solely responsible for repairing and maintaining such utility line at its

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sole cost and expense, except to the extent of Tower Operator’s gross negligence or willful misconduct; and

(v)Full Use and Enjoyment. Any and all rights pursuant to Section 9(b), Section 9(d), Section 9(g), and Section 9(h) and all appurtenant rights reasonably inferable to permit AWN Collocator’s full use and enjoyment of the AWN Collocation Space including the rights specifically described in this Section 9, all in accordance with this Section 9.

(g)Maintenance. AWN Collocator shall, at all times during the Term as to any Site, at AWN Collocator’s sole cost and expense, keep and maintain AWN Communications Equipment and AWN Improvements in a structurally safe and sound condition and in working order, in accordance with the general standard of care in the telecommunications industry, subject to Tower Operator’s obligations with respect to the maintenance, repair and reinforcement of the Site and Tower hereunder.

(h)No Obligation With Respect to AWN Collocator’s Communications Facility. In addition to, and not in limitation of any right of AWN Collocator under Section 2, and notwithstanding anything in this MLA to the contrary, without limiting or diminishing AWN Collocator’s payment obligations hereunder in any manner, including, without limitation, its obligation to pay Rent, AWN Collocator shall have no obligation to occupy or to operate AWN Collocator’s Communications Facility in the AWN Collocation Space of any Site, and AWN Collocator shall have the right, exercisable at any time during the Term as to any Site, to cease occupying or operating AWN Collocator’s Communications Facility in the AWN Collocation Space of such Site, and retain its right to such AWN Collocation Space; provided, however, if (i) AWN Collocator is no longer occupying or operating AWN Communications Equipment at a Site, (ii) Tower Operator is required to decommission the Tower at such Site as a result of requirements of a Governmental Authority, and (iii) within thirty (30) days of written notice thereof from Tower Operator, AWN Collocator elects in a written notice to Tower Operator to relinquish its rights to such Site under this MLA and the applicable SLA, then AWN Collocator shall no longer have any right to use such Site and AWN Collocator shall have no right to assert any claim (including, but not limited to, a claim for damages) against the Tower Operator. For the avoidance of doubt, the Parties hereto agree that an amendment to an SLA is not necessary to effectuate the intent of this Section 9(h). Notwithstanding anything in this Section 9(h) to the contrary, in the event AWN Collocator’s removal of AWN Communications Equipment would result in the subject Site no longer complying with Law (by way of example, if removal of AWN Communications Equipment resulted in the Site being deemed abandoned by a Governmental Authority), Tower Operator may elect to take ownership of such AWN Communications Equipment at a price to be reasonably determined by AWN Collocator to the extent required to comply with such Law and AWN Collocator shall execute a bill of sale and any other documentation required to give effect to such transfer of ownership.

(i)Waiver. Tower Operator agrees to and does hereby waive and relinquish any lien of any kind and any and all rights, statutory or otherwise, including levy, execution and sale for unpaid rents, that Tower Operator may have or obtain on or with respect to any AWN Communications Equipment, Ancillary Facilities or AWN Improvements which shall be deemed personal property for the purposes of this MLA, whether or not the same is real or personal property under applicable Law.

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(j)Right of Substitution of AWN Collocation Space.

(i)If AWN Collocator desires to move all of the AWN Communications Equipment and related AWN Improvements located on a Tower at an existing Site to a different location on the Tower at the same Site, then within fifteen (15) Business Days after receiving a written request from AWN Collocator, Tower Operator shall notify AWN Collocator in writing whether there is any Available Space at the subject Site. If any such Available Space then exists at such Site, then AWN Collocator shall have a Right of Substitution as to such Available Space at such Site upon completing Tower Operator’s standard application and amendment procedures, as described in Section 9(e), Section 9(j)(ii) and Section 10.

(ii)If AWN Collocator elects to exercise its Right of Substitution, then the Parties will promptly execute and deliver an amendment to the applicable SLA with respect to the Available Space where AWN Collocator desires to relocate all of the AWN Collocation Space on the Tower at such Site, which amendment will substitute the previously existing AWN Collocation Space on the Tower with the applicable Available Space at such Site, but the other terms and conditions (including Rent and remaining term of the SLA) will not be amended, and, thereafter, upon completion of the relocation of the AWN Communications Equipment and AWN Improvements at such Site (at AWN Collocator’s expense): (A) the previously existing AWN Collocation Space on the Tower shall automatically be released by AWN Collocator and become a part of the Available Space at the applicable Site; (B) AWN Collocator shall deliver such previously existing AWN Collocation Space in good condition, repair and order, reasonable wear and tear excepted and shall remove all AWN Communications Equipment and AWN Improvements from such previously existing AWN Collocation Space at the applicable Site and restore any damage thereto caused by, through or under AWN Collocator or any of its Affiliates; and (C) AWN Collocator shall no longer have any rights or obligations with respect to such previously existing AWN Collocation Space under this MLA or the applicable SLA. Subject to the terms of this MLA, and concurrently with the execution and delivery of such amendment, the Available Space on such Site to which the AWN Communications Equipment and AWN Improvements have been relocated shall automatically become and constitute part of the AWN Collocation Space at such Site.

(k)Right of Relocation to a New Site.

(i)If the term of this MLA shall, in accordance with the terms and provisions herein, terminate with respect to any Site as a result of the expiration or earlier termination of the applicable Site Lease, a casualty or a condemnation (each, an “Early Termination”) and prior to the expiration of the last scheduled renewal term available to AWN Collocator as of the Effective Date under this MLA (assuming such Early Termination had not occurred), then AWN Collocator will, notwithstanding such termination, have the right, at AWN Collocator’s sole expense, to relocate the AWN Collocation Space at such existing Site (each, a “Right of Relocation”) to a new site (each, a “Relocation Site”) that has been or will be acquired or is or will be owned or maintained by Tower Operator at the time of such Early Termination (or such later date as Tower Operator may agree) and is in the same market area as such existing Site that was terminated (assuming available tower space, structural capacity and ground or rooftop space at such Relocation Site) on the same terms and conditions as set forth in this MLA and the applicable SLA (including with respect to the amount of Rent to be paid by AWN Collocator at the Relocation Site) for the remainder of the term of this MLA and

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the SLA for such existing Site; provided, however, that the SLA shall be amended to be consistent with the Site Lease for the Relocation Site. For the avoidance of doubt, in no event shall Tower Operator be obligated to construct or acquire a Relocation Site. AWN Collocator may offer an alternative site for sale to Tower Operator and if Tower Operator, in its sole discretion, elects to purchase such alternative site from AWN Collocator, then AWN Collocator and Tower Operator shall enter into a lease or sublease agreement with respect to such alternative site, on substantially the same terms as set forth in this MLA; provided, that if Tower Operator elects, in its sole discretion, to purchase such alternative site from AWN Collocator and subsequently AWN Collocator and Tower Operator enter into an SLA with respect to such alternative site then the AWN Collocator shall not have a Right of Relocation for such Site pursuant to this Section 9(k)(i) unless a subsequent Early Termination shall occur with respect to such alternative site. AWN Collocator will have the right to exercise its Right of Relocation anytime during the period commencing one hundred eighty (180) days prior to the date of the Early Termination and ending one hundred eighty (180) days after the date of the Early Termination by delivering written notice of such exercise to Tower Operator and completing Tower Operator’s standard application and amendment procedures, as described in Section 9(e), Section 9(k)(ii) and Section 10.

(ii)If AWN Collocator elects to exercise its Right of Relocation, then, the Parties will promptly execute and deliver an amendment to the applicable SLA, which amendment will substitute the AWN Collocation Space at such existing Site with the applicable Available Space at the Relocation Site, but the other terms and conditions (including Rent and remaining term of the SLA) will not be amended other than for consistency with the Site Lease for the Relocation Site, and, upon the earlier of the Site Expiration Date for the existing Site or AWN Collocator’s completion of the relocation of the AWN Communications Equipment and AWN Improvements at the Relocation Site (at AWN Collocator’s expense): (A) AWN Collocator shall deliver such previously existing AWN Collocation Space at such existing Site in good condition, repair and order, reasonable wear and tear excepted and shall remove all AWN Communications Equipment and AWN Improvements from such previously existing AWN Collocation Space at such existing Site and restore any damage thereto caused by, through or under AWN Collocator or any of its Affiliates; and (B) AWN Collocator shall no longer have any rights or obligations with respect to such previously existing AWN Collocation Space under this MLA or the applicable SLA (including, without limitation, any duty to pay Rent). Subject to the terms of this MLA, and concurrently with the execution and delivery of such amendment, the Relocation Site will be substituted for such existing Site and the Available Space on such Relocation Site to which the AWN Communications Equipment and AWN Improvements have been relocated shall automatically become and constitute the applicable AWN Collocation Space. For the avoidance of doubt, the Parties hereby acknowledge that once AWN Collocator has moved the AWN Communications Equipment and AWN Improvements from an existing Site to a Relocation Site, then: (i) the SLA for the existing Site shall be terminated effective as of the date of removal of the AWN Communications Equipment and AWN Improvements from the existing Site; (ii) AWN Collocator shall not have a right to move the AWN Communications Equipment and AWN Improvements back to the existing Site; and (iii) AWN Collocator expressly relinquishes any and all rights to use and/or occupy any portion of the AWN Collocation Space at the existing Site as of the date of removal of the AWN Communications Equipment and AWN Improvements from the existing Site.

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10.NOTICE TO PROCEED.

(a)Notice to Proceed Generally. Subject to the terms and conditions of Section 10(b), before AWN Collocator makes any modification of the AWN Communications Equipment or the AWN Improvements in the AWN Collocation Space, AWN Collocator shall submit a request to Tower Operator for a written authorization from Tower Operator to proceed with the work (each, a “Notice to Proceed”). The request for a Notice to Proceed shall include: (i) AWN Collocator’s proposed plans for modifications to the AWN Communications Equipment and AWN Improvements (including, without limitation, any structural analysis of modifications to the AWN Communications Equipment and AWN Improvements on the Tower, as performed by Tower Operator) and AWN Collocator’s payment of the Structural Analysis Fee; (ii) evidence that AWN Collocator has obtained, at its sole cost (subject to Sections 11(a) and 12(a)(ii)(A)), all approvals required by any federal, state or local governmental authority (collectively, the “Governmental Approvals”) for the AWN Communications Equipment and AWN Improvements; (iii) a construction schedule; (iv) the names of any vendors conducting work at such Site (which vendors shall be on the Approved Vendors List or subject to Tower Operator’s approval, not to be unreasonably withheld, conditioned or delayed); and (v) other documentation reasonably required by Tower Operator, as set forth on Tower Operator’s then current Notice to Proceed checklist as updated from time to time by Tower Operator in accordance with Tower Operator’s reasonable business judgment including, but not limited to, as necessary to account for changes in industry standards and changes in applicable Laws; provided, however, that the Notice to Proceed checklist required to be used by AWN Collocator will be the same as the checklist required to be used by other collocators of Tower Operator and its Affiliates, subject to variations for applicable Laws. Notwithstanding the foregoing, for any modification of the AWN Communications Equipment or the AWN Improvements in the AWN Collocation Space on a Rooftop Site, AWN Collocator’s proposed plans for such modifications and any related structural analysis will be prepared in accordance with the requirements of the applicable Site Lease and, if Tower Operator is required to perform or pay for a structural analysis under the Site Lease for such modifications, then AWN Collocator will be required to pay, without duplication, the Structural Analysis Fee.

(i)Notwithstanding the foregoing, AWN Collocator may proceed with a Like-for-Like Equipment Replacement without paying the Structural Analysis Fee after: (i) AWN Collocator submits a Site Engineering Application to Tower Operator and Tower Operator approves such Site Engineering Application; provided, however, Tower Operator’s approval shall not be unreasonably withheld, delayed or conditioned and the Site Engineering Application shall be approved or denied by Tower Operator within ten (10) Business Days of receipt thereof by Tower Operator; and (ii) AWN Collocator obtains a Notice to Proceed under Section 10(a). AWN Collocator and Tower Operator will make any necessary amendments to the applicable SLA promptly thereafter.

(ii)Within ten (10) Business Days after Tower Operator’s receipt of a complete request for a Notice to Proceed, Tower Operator shall promptly respond to AWN Collocator’s request for a Notice to Proceed and shall provide AWN Collocator with either (y) its comments, questions and/or changes in writing, or (z) a Notice to Proceed. Tower Operator will not unreasonably withhold, condition, or delay its response to a request for an issuance of a Notice to Proceed. Notwithstanding anything in Section 22(c)(i) to the contrary, if Tower Operator fails to respond within such ten (10) Business Day period, Tower Operator’s cure period under Section 22(c)(i) shall be ten (10) days from the date AWN Collocator provides

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written notice to Tower Operator of such failure. AWN Collocator shall provide Tower Operator (using the contact information provided on the Notice to Proceed) with at least twenty-four (24) hours advance telephonic notice of the commencement of work.

(iii)Notwithstanding anything to the contrary in this MLA including, but not limited to, in Section 10(a)(iv) above, the Parties acknowledge that Tower Operator’s withholding of approval for a proposed vendor shall not be deemed unreasonable to the extent Tower Operator responds in writing to AWN Collocator and identifies a reasonable safety concern relating to such proposed vendor. Notwithstanding anything to the contrary in this MLA, but subject to Section 22(h) with respect to a Force Majeure, if AWN Collocator does not commence installation of the approved modifications to the AWN Communications Equipment and the AWN Improvements in the AWN Collocation Space within ninety (90) calendar days after issuance of the Notice to Proceed by Tower Operator or is not diligently pursuing commencement of such installation, then, the applicable Notice to Proceed shall expire and AWN Collocator shall be required to re-commence the Notice to Proceed process set forth in this Section 10(a).

(b)Notice to Proceed Not Required. Notwithstanding anything to the contrary in this MLA, and subject to Sections 6(a) and 6(b):

(i)AWN Collocator may proceed with notice to Tower Operator, but without requesting a Notice to Proceed under Section 10(a), paying a Structural Analysis Fee, following the application and amendment process under Section 9(e) or otherwise obtaining Tower Operator’s approval, for the maintenance, repair, modification, removal, replacement or installation of AWN Communications Equipment or AWN Improvements on the ground that does not extend beyond the AWN Primary Ground Space or Additional Ground Space on any Tower Site; and

(ii)AWN Collocator shall not be required to submit to Tower Operator a Site Engineering Application (or otherwise follow the application and amendment process in Section 9(e)) or obtain a Notice to Proceed from Tower Operator prior to performing any maintenance, repair, modification, replacement or removal of any AWN Communications Equipment on a Tower or a Rooftop Site in an Emergency necessitating such maintenance, repair, modification, replacement or removal of such AWN Communications Equipment, but AWN Collocator shall still provide written notice to Tower Operator as soon as reasonably practical after performing such Emergency maintenance, repair, modification, replacement or removal and otherwise comply with the applicable provisions of this MLA with respect to such Emergency maintenance, repair, modification, replacement and removal.

(c)Radio Frequency Site Analysis. Tower Operator may reasonably require AWN Collocator to provide, at its expense, a radio frequency (“RF”) site analysis prior to the initial power up of any new AWN Communications Equipment that was not existing as of the Effective Date or any replacement AWN Communications Equipment (excluding a Like-for-Like Equipment Replacement of AWN Communications Equipment) (collectively, the “New AWN Communications Equipment”), which analysis shall evaluate the simultaneous operation of all antennas/transmitters on the Tower or Rooftop Site, as applicable, and compare the radiated power density in all accessible areas with the FCC maximum permissible exposure (“MPE”) limits for workers and the general public. The power density within all areas of the Site must not exceed the then current MPE limits established by the

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FCC. If mitigation is required due to AWN Collocator’s installation of New AWN Communications Equipment on the Tower or a Rooftop Site, as applicable, AWN Collocator will undertake such mitigation measures at its sole cost. Tower Operator shall, however, reasonably cooperate with all such mitigation efforts, at no cost to Tower Operator. If AWN Collocator fails to bring the Site into compliance within a reasonable time or government-ordered time frame, Tower Operator may give written notice to AWN Collocator to comply. If AWN Collocator fails to comply within thirty (30) days (or a lesser timeframe to the extent required by Law), Tower Operator may require AWN Collocator to power down its equipment to the extent necessary to comply with the then current MPE limits established by the FCC; provided, however, AWN Collocator shall be required to power down its equipment in accordance with Section 13(a) if AWN Collocator’s failure to bring the Site into compliance interferes with the operations or Communications Equipment of a Tower Subtenant in violation of Section 13(a). If, during the term of an SLA, a change in Tower Operator’s operations or the subsequent activities of a Tower Subtenant on the Tower or a Rooftop Site, as applicable, necessitate mitigation to comply with the FCC’s MPE limits for workers and the general public, Tower Operator shall be responsible, at its sole cost, for such mitigation measures. AWN Collocator shall, however, reasonably cooperate with all such mitigation efforts, at no cost to AWN Collocator. If mitigation is required due to RF transmitters in the vicinity of, but not located on, the Tower or a Rooftop Site, as applicable, AWN Collocator shall share in the proportional costs of mitigation along with all RF emission contributors on the Site.

(d)Submission of “As-Built” Plans and Tower Operator Review. After installation of the New AWN Communications Equipment and/or AWN Improvements or modification of the AWN Communications Equipment and/or AWN Improvements, other than a modification made pursuant to Section 10(b)(i) or a Like-for-Like Equipment Replacement, AWN Collocator shall submit one set of “as-built” drawings for the AWN Communications Equipment, AWN Improvements and Ancillary Facilities to Tower Operator. Tower Operator shall endeavor to review such as-built drawings within thirty (30) days and deliver written notice to AWN Collocator, pursuant to Section 33 of this MLA, of any discrepancies between the approved equipment and improvements and the actual equipment and improvements. Tower Operator’s failure to object to the “as-built” drawings within ninety (90) days of submission shall constitute approval of the “as-built” drawings and a waiver of any right to charge AWN Collocator for any New AWN Communications Equipment shown on the “as-built” drawings, even if such equipment was not included in the plans previously approved by Tower Operator; provided, however, the foregoing shall be subject to Tower Operator’s rights under Section 9(d) with respect to undocumented Additional Equipment.

11.LIMITATIONS ON AWN COMMUNICATIONS EQUIPMENT.

(a)Height Limitation. AWN Collocator may not install any portions of the New AWN Communications Equipment above the existing height of the Tower except in any space above the top of the Tower that is part of the AWN Primary Tower Space, or extend the height of the Tower without Tower Operator’s prior written consent, which consent shall be in Tower Operator’s reasonable discretion. If any extension of the Tower is necessary to accommodate the New AWN Communications Equipment: (i) Tower Operator and AWN Collocator shall cooperate in the design, structural analysis, permitting and construction of the extension and related Modifications of the Tower; (ii) Tower Operator shall perform the design, structural analysis, permitting and the construction of such extension and related Modifications of the Tower; (iii) to the extent such extension and related Modifications of the Tower is required for

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the New AWN Communications Equipment, except as otherwise provided in this Section 11(a): (A) the design, permitting and construction of such extension and related Modifications shall be at AWN Collocator’s sole cost (except that the permitting and construction shall be at AWN Collocator’s sole cost only if AWN Collocator approves the plans for such extension and related Modifications); and (B) AWN Collocator will pay Tower Operator the Structural Analysis Fee; and (iv) to the extent that any additional height or capacity is requested by Tower Operator in excess of that necessary to accommodate the New AWN Communications Equipment, Tower Operator shall bear a pro-rata portion of all costs of the extension and related Modifications based upon the additional height or capacity requested by Tower Operator. If Tower Operator increasing the height of a Tower at the request of AWN Collocator results in a requirement for FAA mandated lighting of such Tower, AWN Collocator shall pay the cost of installing such lighting, the cost of obtaining or amending the FCC Antenna Structure Registration for the Tower, including, but not limited to, any environmental studies, and the cost of industry-standard lighting equipment for Tower Operator to monitor the lighting of such Tower, similar to the monitoring equipment at other lighted Sites and the reasonable and customary ongoing electrical expense and other operating expenses associated with maintaining such Tower lighting; provided, however, that such lighting and lighting monitoring equipment shall be considered Tower Operator Equipment for which AWN Collocator will not be required to pay any additional rental or any other amounts to Tower Operator and which shall not be counted against the AWN Reserved Amount of Tower Equipment. If the increase in Tower height at the request of AWN Collocator results in a requirement to detune the Tower, AWN Collocator shall pay the cost of the related detuning equipment and its installation. For the avoidance of doubt, the Parties acknowledge that nothing in this Section 11(a) shall be interpreted to allow AWN Collocator to install or occupy space on a Tower outside the AWN Primary Tower Space without complying with Section 9(d), Section 9(e), and Section 10 including, but not limited to, paying the additional rental charge set forth on Exhibit H for any AWN Communications Equipment and AWN Improvements installed outside the AWN Primary Tower Space.

(b)No Harm to Tower or Rooftop. AWN Collocator may not use materials at a Site in a manner that will cause corrosion, rust or harm to the Tower structure, Rooftop Site or their respective appurtenances in a manner that is inconsistent with the general standard of care and practices in the telecommunications industry. In addition, AWN may not use any materials or any contractor at a Rooftop Site that would invalidate or impair any rooftop warranties.

(c)Code Compliance. AWN Collocator’s structural modification design for any extensions or enhancements to the Tower, if any, must meet applicable structural code requirements; provided, however, all extensions and/or enhancements to the Tower shall be constructed by Tower Operator.

(d)Fencing. AWN Collocator may install a chain link or similar security fence around the portion of the AWN Collocation Space consisting of AWN Primary Ground Space and any Additional Ground Space under the applicable SLA and any amendments thereto, not including any access or utility easements, and subject to any requirements and restrictions in the applicable Site Lease; provided, however, that AWN Collocator will consult with Tower Operator as to the placement of such fence prior to the installation thereof. Except as set forth below, Tower Operator will maintain, repair, and replace, as needed, any existing fencing located on any Site as of the Effective Date or any fencing that is otherwise required by Law.

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For the avoidance of doubt, in no event shall Tower Operator be required to maintain, repair or replace any fencing that has been installed solely to protect AWN Communications Equipment or AWN Improvements; provided, however, that if AWN Collocator is the only collocator on a Site and such fencing would also benefit any Tower Subtenant that may later occupy such Site, then Tower Operator shall be required to maintain, repair or replace such fencing.

(e)Legal Compliance. AWN Collocator shall give any applicable notices and comply with all Laws applicable to AWN Collocator’s work on the Site. Such compliance shall include but not be limited to the most recent revision of 29 C.F.R. § 1910, et seq. and 29 C.F.R. § 1926, et seq. (commonly known as OSHA code) in addition to any applicable FCC Laws and Environmental Laws.

(f)Safety. AWN Collocator and its Affiliates shall take all precautions reasonably necessary to protect Persons and materials at the Site from injury or damage caused by its activities at the Site. AWN Collocator shall coordinate work performed by AWN Collocator, its Affiliates and/or their respective agents with other Persons who are present on the Site. AWN Collocator shall have no: (i) duty to oversee the work or actions of other Persons who are present on the Site during the performance of work by AWN Collocator, its Affiliates and/or their respective agents, provided such Persons are not engaged by or on behalf of AWN Collocator, its Affiliates and/or their respective agents; or (ii) responsibility for work performed by other Persons not engaged by or on behalf of AWN Collocator, its Affiliates and/or their respective agents.

12.MAINTENANCE, MODIFICATIONS AND COMPLIANCE WITH LAW.

(a)Tower Operator Obligations.

(i)Maintenance. Tower Operator shall have sole responsibility for maintaining, repairing and replacing (subject to Section 17) each Site and Tower, including, but not limited to, repairing utilities, maintaining landscaping, snow removal in accordance with Section 6(c) as requested by AWN Collocator, repairing stealthing and installing and maintaining bird excluders. Tower Operator shall keep each Site and Tower, excluding the AWN Communications Equipment, AWN Improvements and Ancillary Facilities, in good condition, reasonable wear and tear and casualty excepted. Tower Operator shall be solely responsible for maintaining the structural loading capacity of each Tower to ensure that each Tower has at all times the structural loading capacity to hold and support all Communications Equipment then mounted on the Tower, except as otherwise provided in the PSA for any Tower that has Communications Equipment mounted on the Tower in excess of its structural loading capacity as of the Effective Date.

(ii)Modifications. If feasible, Tower Operator shall make structural Modifications or improvements to each Tower when and to the extent necessary to enable AWN Collocator to install the AWN Reserved Amount of Tower Equipment in the AWN Primary Tower Space (the “Reserved AWN Loading Capacity”), subject to the following:

(A)Tower Operator shall be solely responsible for the costs of structural Modifications to any Tower (including, but not limited to, the cost of any design, structural analysis, permitting and construction) to increase the structural loading capacity to provide AWN Collocator with the portion of the Reserved AWN Loading Capacity that is within

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the Unused Effective Date Capacity but is unavailable at the time AWN Collocator seeks to install the AWN Reserved Amount of Tower Equipment due to the prior installation (from and after the Effective Date) of Communications Equipment by any Tower Subtenant or Tower Operator;

(B)AWN Collocator shall be solely responsible for the costs of any Modifications or improvements to any Tower (including, but not limited to, the cost of any design, structural analysis, permitting and construction) to increase the structural loading capacity to provide the portion of the Reserved AWN Loading Capacity that is in excess of the Unused Effective Date Capacity; and

(C)With respect to any Site for which the structural capacity of the Tower is not sufficient as of the Effective Date to support the AWN Reserved Amount of Tower Equipment or any Additional Equipment, Tower Operator shall, if feasible, upon request by AWN Collocator, make any Modifications to a Tower that it reasonably deems necessary to increase the structural capacity of such Tower to support the AWN Reserved Amount of Tower Equipment or Additional Equipment, as the case may be, at AWN Collocator’s sole cost and expense including, but not limited to, the cost of any design, permitting and construction (as an AWN Collocator capital expenditure without any increase in the Rent or payment of any fee or charge to Tower Operator other than any costs to be incurred by AWN Collocator as set forth in this Section 12(a)(ii)(C)), provided that the costs of such Modifications shall be as mutually agreed to by the applicable Parties acting in good faith and shall be consistent with prevailing commercial prices at the relevant time. If AWN Collocator requests any such Modifications, the structural loading capacity of a Tower and the structural loading thereon shall be determined based on a structural report performed by Tower Operator, and AWN Collocator will pay a Structural Analysis Fee for such structural analysis.

(iii)Compliance with Law. Tower Operator shall keep the Site and Tower (excluding the AWN Communications Equipment, AWN Improvements and Ancillary Facilities) in compliance with all applicable Laws, including, without limitation, all federal, state and local permitting requirements and, except as expressly provided in the PSA or the Transition Services Agreement, all applicable Laws of the FAA and the FCC, including, without limitation, those relating to the lighting, marking and painting of towers; provided, however, that, with respect to any Site and/or Tower that fails to comply with all applicable Laws as of the Effective Date, Tower Operator shall not be deemed to be in default of this MLA or the applicable SLA with respect to such failure so long as Tower Operator cures such matter within sixty (60) days after learning of such matter (or, if such matter cannot be cured within such sixty (60) day period using commercially reasonable efforts, such longer period of time as is necessary to cure such matter so long as Tower Operator is using commercially reasonable efforts to cure such matter). Notwithstanding the foregoing, except as provided in the PSA Tower Operator shall have no duty to cure Exceptions (as defined in the PSA) for any Non-Assignable Site. Without limiting the generality of the foregoing, Tower Operator shall use commercially reasonable efforts to assist AWN Collocator with making any improvements to the Tower or Site necessary to permit AWN Collocator to obtain any permit or Governmental Approval it may be seeking with regards to its operations and AWN Communications Equipment at the applicable Site, and such improvements shall be made at AWN Collocator’s sole cost provided that such improvements would not have been required to be made by Tower Operator in order to comply with applicable Laws but for AWN Collocator’s need to obtain such permit or Governmental Approval.

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(b)AWN Collocator Obligations. AWN Collocator will have no responsibility to maintain or repair the Site or Tower or, except as expressly provided in the PSA or the Transition Services Agreement, to ensure that the Site or Tower complies with applicable Laws; provided, however, AWN Collocator shall be solely responsible for damages caused by AWN Collocator, its Affiliates and/or their respective contractors, subcontractors, invitees and agents. AWN Collocator will maintain the AWN Communications Equipment, the AWN Improvements and Ancillary Facilities in good condition, reasonable wear and tear and casualty excepted, and in compliance with Law. AWN Collocator shall keep the AWN Communications Equipment, AWN Improvements and Ancillary Facilities and operations on the AWN Collocation Space in compliance with all applicable Laws, rules and regulations of the FCC and all applicable codes and regulations of the applicable municipality, borough and state government. Tower Operator shall have no responsibility for the licensing, compliance, operation and/or maintenance of AWN Communications Equipment, AWN Improvements and/or Ancillary Facilities.

(c)Cooperation. AWN Collocator’s ability to use the AWN Collocation Space is dependent upon obtaining and maintaining all Governmental Approvals. Tower Operator shall cooperate with AWN Collocator’s efforts to obtain and maintain Governmental Approvals. In regard to the Governmental Approvals, neither AWN Collocator nor Tower Operator shall take any action concerning the Communications Equipment on the Site that would adversely affect the status of the Site or Land with respect to the proposed use by Tower Operator or AWN Collocator. AWN Collocator will reasonably cooperate with Tower Operator to the extent the reasonable cooperation of AWN Collocator is required for Tower Operator to comply with Law.

(d)Tower Operator Relationship Manager. So long as the MLA is in effect, Tower Operator will designate and maintain a relationship manager, which relationship manager will have authority and the primary responsibility to: (i) communicate with AWN Collocator and its applicable officers, employees, agents, contractors, and other representatives with respect to all matters relating to the Sites, the MLA, the PSA, or any other Collateral Agreement; and (ii) resolve any and all related issues raised by AWN Collocator, provided, that if such issues are not resolved within ten (10) Business Days, then such issues shall be escalated to Bert Lopez on behalf of Tower Operator and Bruce Broquet on behalf of AWN Collocator, who will work together in good faith to resolve such issues. Nothing in this Section 12(d) shall be construed to diminish any other rights and remedies of AWN Collocator or Tower Operator under this MLA.

13.INTERFERENCE.

(a)No Interference. The AWN Communications Equipment installed or modified (including modifying the power or frequency at which such equipment is operated) subsequent to any Tower Operator or Tower Subtenant’s Communications Equipment shall not cause electronic or physical interference with any such Communications Equipment of Tower Operator or any Tower Subtenant that is permitted, lawfully installed and properly operated (including the power and frequency at which such equipment is operated) or operations of Tower Operator or any Tower Subtenant. AWN Communications Equipment shall also not unreasonably interfere with use of the building systems at any Rooftop Site. Tower Operator shall not, nor shall Tower Operator permit its licensees, employees, invitees or

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agents or any Tower Subtenant whose Communications Equipment is installed or modified (including modifying the power or frequency at which such equipment is operated) subsequent to the AWN Communications Equipment to, interfere, electronically or physically, with AWN Collocator’s operations or the permitted, lawfully installed and properly operated (including the power and frequency at which such equipment is operated) AWN Communications Equipment. Written notice of such interference shall be provided to the purported interfering party by the non-interfering party, and the purported interfering party shall use its best efforts to determine the cause of such interference and, if responsible, immediately eliminate the interference at the interfering party’s sole expense, but in no event later than seven (7) days from the receipt of such notice. If such interference has not ceased within such seven (7) days, the interfering party shall immediately terminate the operation of the Communications Equipment causing such interference; provided, however, if the interfering party is a Tower Subtenant, then the interference shall be terminated by Tower Operator within seven (7) days or such longer period of time required by the terms of any applicable agreement between Tower Operator and such interfering party. RF interference shall be deemed to have ceased if the interfering party powers its Communications Equipment down (except for intermittent testing) and such interference no longer occurs.

(b)Other Licenses. Tower Operator shall include substantially similar noninterference language in any license, lease or other agreements with other licensees, lessees or other users at or for the Site entered into after the Effective Date. Tower Operator will not approve any other antenna facilities or Communications Equipment that interfere with the AWN Communications Equipment. If any Communications Equipment or antenna facilities of another user that are installed after the installation of the AWN Communications Equipment cause interference with AWN Communications Equipment, Tower Operator will eliminate such interference as delineated in Section 13(a) above.

(c)Enforcement. The Parties acknowledge that there will not be an adequate remedy at law for noncompliance with the provisions of this Section 13, and therefore, either Party shall have the right to specifically enforce the provisions of this Section 13 in a court of competent jurisdiction or seek injunctive relief. Furthermore, if such interference is not remedied after the notice and cure periods provided in Section 13(a) and AWN Collocator continues to experience such interference, then: (i) subject to the notice requirements set forth in Section 33, AWN Collocator may elect to terminate the applicable SLA and (A) if AWN Collocator was not the party that caused such interference, then, any obligation of AWN Collocator to pay Rent or any other amounts under this MLA and related to such Site shall cease as of the date of such termination; and (B) if AWN Collocator was the party that caused such interference, then, the obligation of AWN Collocator to pay Rent or any other amounts under this MLA and related to such Site shall continue until the expiration of the then applicable term (without giving effect to any applicable unexercised renewal terms) except that AWN Collocator will not be required to pay any additional rent (including, without limitation, any additional rent charged in accordance with Exhibit H) relating to any AWN Communications Equipment or AWN Improvements that caused such interference so long as any such interfering AWN Communications Equipment and AWN Improvements are removed; and (ii) if AWN Collocator does not terminate the applicable SLA, then, AWN Collocator will not be required to pay any additional rent (including, without limitation, any additional rent charged in accordance with Exhibit H) relating to any AWN Communications Equipment or AWN Improvements that caused such interference so long as any such interfering AWN Communications Equipment and AWN Improvements are removed.

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14.INDEMNIFICATION. Each Party shall defend, indemnify and hold the other Party and their respective parents, affiliates, subsidiaries, officers, directors, employees, managers, equity holders, agents, lenders and representatives (collectively, “Indemnified Parties”) harmless from and against any injuries, claims, liabilities, damages, losses and/or expenses imposed upon or incurred by or asserted against the other Party and the other Parties’ Indemnified Parties, including, but not limited to, reasonable attorneys’ fees and costs, for personal injury, property damage or other claims asserted against (a) the other Party and the other Party’s Indemnified Parties, or (b) third parties, resulting from or arising out of: (i) breach of a Site Lease, the applicable SLA or this MLA by the indemnifying Party; (ii) the conduct of the indemnifying Party’s business, including, but not limited to, any work conducted at a Site; or (iii) any negligent act or omission, gross negligence or willful misconduct of the indemnifying Party; in all cases, except to the extent caused by the negligent act or omission, gross negligence or willful misconduct of the Indemnified Parties. The foregoing shall not, however, constitute a waiver by the indemnifying Party of any immunity from claims by employees under any applicable industrial insurance or workers’ compensation act.

15.INSURANCE. AWN Collocator and Tower Operator shall, as applicable, maintain the following insurance coverages in full force during the term of this MLA and any SLA:

(a)Commercial General Liability Insurance. AWN Collocator shall carry commercial general liability insurance covering all operations by or on behalf of AWN Collocator and its Affiliates for personal injury and damage to property, including broad form property damage and explosion, collapse and underground hazards, and products and completed operations coverage. Limits of liability shall not be in amounts less than One Million Dollars ($1,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) general aggregate. Tower Operator, its subsidiaries, affiliates, and their respective officers, directors, and employees shall be named as additional insureds.

(b)Workers’ Compensation and Employer's Liability Insurance. AWN Collocator shall maintain workers’ compensation insurance as mandated by state law where the applicable Site is located for all employees of AWN Collocator and its Affiliates. AWN Collocator shall maintain employer’s liability insurance in an amount not less than One Million Dollars ($1,000,000.00), each accident.

(c)Automobile Insurance. AWN Collocator shall maintain commercial automobile liability insurance, including coverage for all owned, hired and non-owned automobiles. The amount of coverage shall not be less than One Million Dollars ($1,000,000.00) combined single limit for each accident and for bodily injury and property damage.

(d)Commercial Site and Builder’s Risk Insurance. AWN Collocator shall carry “all risks” or “special causes of loss” property insurance on its respective personal property, including but not limited to the AWN Collocation Space, the AWN Communications Equipment, and its tools, equipment, machinery, materials and supplies in an amount sufficient to repair or replace such property. AWN Collocator further agrees to maintain “all risk” or “special causes of loss” builder’s risk and/or installation floater insurance in an amount not less than the full replacement cost of such structure or equipment at time of completion. AWN Collocator may satisfy its obligations under this Section 15(d) by self-insurance.

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(e)Umbrella Insurance. AWN Collocator shall maintain an umbrella insurance policy providing coverage in excess of its primary commercial general liability, automobile liability and employer’s liability policies in an amount not less than Five Million and no/100 Dollars ($5,000,000.00) per occurrence and Five Million Dollars ($5,000,000.00) general aggregate. Tower Operator, its subsidiaries, affiliates, and their respective officers, directors and employees shall be named as additional insureds.

(f)Certificates of Insurance. A certificate (or certificates) of insurance, as evidence of the insurance required by this MLA, shall be furnished by AWN Collocator to Tower Operator before any access to the Site or construction is commenced by AWN Collocator, its agents or contractors. Each certificate of insurance shall provide that the broker will give written notice of cancellation of the above-required insurance policies to the certificate holder thirty (30) days prior to cancellation.

(g)Subcontractor Insurance. AWN Collocator shall cause each contractor or subcontractor to maintain insurance coverages and limits of liability of the same type and the same amount as are required of AWN Collocator under this Section 15.

(h)Tower Operator Insurance. Tower Operator shall maintain commercial general liability insurance covering the Site in an amount of not less than Two Million Dollars ($2,000,000.00), commercial property insurance covering its Tower and an umbrella insurance policy with the coverage set forth in Section 15(e) above.

(i)Insurer Qualifications. All of the above-required insurance coverages/policies shall be written by insurance companies licensed to issue policies in the state of the Site and with an A.M. Best rating of no less than A-.

(j)Waiver of Subrogation. Tower Operator and AWN Collocator hereby mutually release each other (and their directors, officers, employees, agents, successors or assigns) from liability and waive all right of recovery against the other for any loss or damage: (i) covered by their respective first party property insurance policies for all perils insured thereunder; or (ii) within any deductible or self-insured retention, it being the intent of the Parties that each shall first look solely to its own insurance to protect itself from loss to its own property. In the event of such insured loss, neither Party’s insurance company shall have a subrogated claim against the other.

16.ENVIRONMENTAL. AWN Collocator and its Affiliates shall not use or store any Hazardous Materials (defined below) of any kind on the Site except in accordance with applicable Law. AWN Collocator shall, at its sole cost, remove, dispose and remediate all Hazardous Materials transported, manufactured, used, stored or released on any applicable Site by AWN Collocator, its Affiliates or any of their respective agents, employees or independent contractors. AWN Collocator shall defend, indemnify and hold Tower Operator, its agents and its employees harmless from and against any and all claims, costs and liabilities, including, but not limited to, reasonable attorneys’ fees and costs, arising out of or in connection with the introduction, use, manufacture, storage or release of Hazardous Materials on any Site caused by any act or omission of AWN Collocator. Tower Operator shall be solely responsible for and shall defend, indemnify and hold AWN Collocator, its agents and its employees harmless from and against any and all claims, costs and liabilities, including, but

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not limited to, reasonable attorneys’ fees and costs, arising out of or in connection with the introduction, use, manufacture, storage or release of Hazardous Materials on any Site caused by any act or omission of Tower Operator. The obligations of this Section 16 shall survive the expiration or other termination of this MLA.

17.CASUALTY. In the event of damage by fire or other casualty to the AWN Collocation Space that cannot reasonably be expected to be repaired or replaced within seventy-five (75) days following same or, if the Site is damaged by fire or other casualty so that such damage to the AWN Collocation Space or the Site may reasonably be expected to substantially disrupt AWN Collocator’s operations at the AWN Collocation Space for more than seventy-five (75) days, then AWN Collocator may, at any time following such fire or other casualty (provided Tower Operator has not completed within such seventy-five (75) days the restoration required to permit AWN Collocator to resume its operation at the AWN Collocation Space), terminate the applicable SLA upon fifteen (15) days’ prior written notice to Tower Operator; provided, however, that, notwithstanding the foregoing: (i) such seventy-five (75) day period shall be extended to six (6) months if the fire or other casualty was caused by the negligence, gross negligence or intentional misconduct of AWN Collocator or its contractors, subcontractors, invitees or agents or, in accordance with clause (vi) below, such longer period of time as specified therein; (ii) nothing in this Section 17 is intended to limit the rights and remedies otherwise available to Tower Operator with respect to any such damage caused by the negligence, gross negligence or intentional misconduct of AWN Collocator or its contractors, subcontractors, invitees or agents; (iii) without limiting AWN Collocator’s right of termination under this Section 17 or AWN Collocator’s right to exercise any unexercised renewal terms, if there is less than five (5) years remaining on the then existing term of the applicable SLA, Tower Operator will not be required to replace such Site unless AWN Collocator agrees to extend the existing term so that there are five (5) years remaining; (iv) Tower Operator will only be required to use commercially reasonable efforts to replace a Tower if changes to local zoning Laws prevent replacement of the type and height of Tower that was subject to the casualty (but if Tower Operator is not able to replace the Tower after using commercially reasonable efforts, then AWN Collocator shall be entitled to terminate this MLA and the SLA with respect to such Site by written notice to Tower Operator); (v) Tower Operator will not be required to repair or replace a Rooftop Site if a building (or the applicable portion thereof affecting AWN Collocator’s Communications Facility) at a Rooftop Site was subject to casualty and such casualty prevents Tower Operator from making such repair or replacement, but AWN Collocator shall be entitled to terminate this MLA and the SLA with respect to such Rooftop Site by written notice to Tower Operator if Tower Operator does not timely complete such repair or replacement; and (vi) if a building (or the applicable portion thereof affecting AWN Collocator’s Communications Facility) at a Rooftop Site was subject to casualty and such casualty delays Tower Operator from making such repair or replacement, then the seventy-five (75) day period above will be extended by a corresponding period to account for such delay. Any such notice of termination shall cause such SLA to expire with the same force and effect as though the date set forth in such notice were the date originally set as the expiration date of the applicable SLA, and the applicable Parties shall make an appropriate adjustment, as of such termination date, with respect to payments due to the other under the SLA. In the event of damage or destruction that does not result in termination of the applicable SLA, AWN Collocator, at its sole expense but without any increase in Rent or payment of additional rent to Tower Operator, shall have the right to place a temporary antenna facility and related facilities (including, but not limited to, a generator) on the Site from the date of such damage and during such repair and reconstruction to enable AWN Collocator

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to continue operations without interruption; provided, however, AWN Collocator’s right to place a temporary antenna facility and related facilities (including, but not limited to, a generator) on the Site during such repair and reconstruction shall only be allowed if such right is permitted under the Site Lease or authorization from the applicable Lessor is obtained. Notwithstanding the foregoing, all Rent shall abate from the date of such damage until the temporary antenna facility, if applicable, is removed, or the resumption of AWN Collocator’s operations at the AWN Collocation Space if AWN Collocator resumes operations at the AWN Collocation Space on an earlier date.

18.CONDEMNATION. In the event of any condemnation of all or any portion of a Site, AWN
Collocator may terminate the applicable SLA upon fifteen (15) days’ prior written notice to Tower Operator if such condemnation may reasonably be expected to substantially disrupt AWN Collocator’s operations at the AWN Collocation Space for more than forty-five (45) days. AWN Collocator may on its own behalf make a claim in any condemnation proceeding involving the AWN Collocation Space for losses related to the AWN Communications Equipment, AWN Improvements, Ancillary Facilities, its relocation costs and its damages and losses (but not for the loss of its license/leasehold interest). Any such notice of termination shall cause the SLA to expire with the same force and effect as though the date set forth in such notice were the date originally set as the expiration date of the SLA, and the applicable Parties shall make an appropriate adjustment as of such termination date with respect to payments due to the other under the SLA.

19.TAXES.

(a)AWN Collocator’s Obligations. AWN Collocator shall directly pay to the applicable Governmental Authority, throughout the term of each applicable SLA, all sales and use Taxes applied to the rental payments made by AWN Collocator to Tower Operator. Where Tower Operator is obligated by applicable Law to collect such sales and use Taxes from AWN Collocator, AWN Collocator shall instead remit such sales and use Taxes to Tower Operator, which shall in turn timely remit such Taxes to the applicable Governmental Authority and promptly make available evidence of payment upon request by AWN Collocator; provided, however, that AWN Collocator shall not be liable for any such Taxes imposed on AWN Collocator (or related Taxes on Tower Operator) to the extent Tower Operator did not invoice AWN Collocator for such Taxes within one hundred and eighty (180) days following the close of the month in which the applicable associated rental payment was made. AWN Collocator shall pay any personal property and real estate Taxes assessed on the AWN Communications Equipment, AWN Improvements and Ancillary Facilities. Nothing in this Section 19(a) shall, or is intended to, override Section 2.10 of the PSA. The Parties agree to reasonably cooperate to minimize the application of any Taxes to the transaction under this MLA to the fullest extent of the law.

(b)Tower Operator’s Obligations. Except as set forth in Section 19(a), Tower Operator shall timely pay all Taxes imposed on or against the Site or Tower, and shall pay all net or gross income Taxes, excise Taxes, gross receipts Taxes, gross margin Taxes, business and occupation (and similar) Taxes, and license Taxes, in each case upon Tower Operator’s operations, business or income. If personal property and/or real estate Taxes assessed on the AWN Communications Equipment, AWN Improvements and/or Ancillary Facilities are billed to Tower Operator under local Tax Laws or regulations, Tower Operator shall promptly upon

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receipt of such Tax bills notify AWN Collocator of such Taxes and provide a calculation of the Taxes on the AWN Communications Equipment, AWN Improvements and/or Ancillary Equipment and copies of such bills to AWN Collocator. If Tower Operator fails to provide the foregoing items to AWN Collocator within forty-five (45) days of the date of the Tax bill, then Tower Operator shall pay, or reimburse AWN Collocator within thirty (30) days following receipt of an invoice for, any late fees or penalties resulting from the late payment of such Tax bill. If Tower Operator fails to pay when due any Taxes attributable to the Site or Tower, AWN Collocator shall have the right, but not the obligation, to pay such Taxes. In such event, Tower Operator shall reimburse AWN Collocator for such Tax expenditures within thirty (30) days following receipt of an invoice therefor.

(c)Contest of Taxes. Subject to any requirements or restrictions in the Site Lease for a Site, AWN Collocator shall have the right, at its sole option and at its sole cost and expense, to appeal, challenge or seek modification of any tax assessment or billing for which AWN Collocator is wholly or partly responsible for payment. Provided AWN Collocator’s appeal, change or request for modification will not have a material adverse impact on Tower Operator, Tower Operator shall reasonably cooperate with AWN Collocator in filing, prosecuting and perfecting any appeal or challenge to such Taxes, including but not limited to executing any consent, appeal or other similar document. If, as a result of any appeal or challenge by AWN Collocator, there is a reduction, credit or repayment received by Tower Operator for any Taxes previously paid by AWN Collocator, Tower Operator agrees to promptly reimburse to AWN Collocator the amount of said reduction, credit or repayment together with any interest paid or credited thereon.

20.TERMINATION.

(a)Termination Events. Except upon expiration of the term of an SLA, the Site Expiration Date of a Site Lease or as otherwise provided in this MLA, a Party may only terminate an SLA as follows:

(i)In accordance with Section 2(b) or Section 2(c) pursuant to an AWN Termination Right exercised by AWN Collocator;

(ii)In accordance with Section 13(c) in the event of uncured interference;

(iii)In accordance with Section 17 in the event of damage or destruction;

(iv)In accordance with Section 18 in the event of condemnation; or

(v)In accordance with Section 22 for default by AWN Collocator, Tower

(vi) Operator or Tower Operator Guarantor.

(b)Effect of Termination. No termination of an SLA shall cause a termination of any other SLA or this MLA (except with respect to the Site subject to the terminated SLA), and this MLA (except with respect to the Site subject to the terminated SLA) and any other

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SLA shall remain in full force and effect. Upon the termination of an SLA for a Site, the rights, duties and obligations of AWN Collocator, its Affiliates and Tower Operator in this MLA and the SLA with respect to such Site shall terminate as of the date of such termination (including, without limitation, AWN Collocator’s obligation to pay Rent and its rights to the AWN Collocation Space for such Site), except the rights, duties and obligations with respect to such Site that expressly survive the termination of this MLA and the SLA with respect to such Site.

(c)Termination Notices. A Party shall exercise any right to terminate by following the notice requirements of Section 33 and providing the basis under this Section 20 for such termination. Upon such termination the applicable Parties shall have no further obligations to each other with respect to such SLA, except as to any outstanding liabilities as of the date of termination and as otherwise provided herein.

21.REMOVAL OF AWN COMMUNICATIONS EQUIPMENT; WAIVER OF TOWER OPERATOR’S LIEN.

(a)Removal. Within sixty (60) days of termination or expiration of an SLA, AWN Collocator shall remove the AWN Communications Equipment, AWN Improvements (except the AWN Improvements that also support, shelter, protect, enclose or provide power or back-up power to any Tower Subtenant Communications Equipment) and Ancillary Facilities (unless agreed to otherwise by Tower Operator or if otherwise required by a Site Lease or a Governmental Authority); provided, however, that, notwithstanding anything to the contrary in this MLA or an SLA, AWN Collocator will not be required to remove any such items located in the Backhaul Services Space to the extent that such items are permitted to remain at the Site under the license for such space granted to AWN Collocator pursuant to Section 2(a). Notwithstanding the foregoing, AWN Collocator shall not be required to remove any foundations, pavement, utility installations or any structural enhancements to or extensions of the Tower. If AWN Collocator fails to remove such AWN Communications Equipment, AWN Improvements (except the AWN Improvements that also support, shelter, protect, enclose or provide power or back-up power to any Tower Subtenant Communications Equipment) and Ancillary Facilities within such period, Tower Operator may, at its sole discretion, remove and store same at AWN Collocator’s sole cost. If the personal property is not retrieved from storage within ninety (90) days of removal, then said property shall be deemed abandoned.

(b)Waiver of Tower Operator’s Lien. Tower Operator waives any and all lien rights it may have, statutory or otherwise, concerning the AWN Communications Equipment, AWN Improvements and Ancillary Facilities or any portion thereof. Subject to Section 8 and Section 9(h), AWN Collocator and AWN Collocator’s mortgagee shall have the right to remove all or any portion of the AWN Communications Equipment, AWN Improvements (except the AWN Improvements that also support, shelter, protect, enclose or provide power or back-up power to any Tower Subtenant Communications Equipment) and Ancillary Facilities from the AWN Collocation Space from time to time, whether before or after termination of this MLA or the applicable SLA, in AWN Collocator’s and/or such mortgagee’s sole discretion and without Tower Operator’s consent. Except as set forth in Section 8 and Section 9(h), the AWN Communications Equipment, AWN Improvements and Ancillary Facilities constitutes the personal property of AWN Collocator and AWN Collocator shall have the right to remove such AWN Communications Equipment, AWN Improvements (except the AWN Improvements that also support, shelter, protect, enclose or provide power or back-up power to any Tower

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Subtenant Communications Equipment) and Ancillary Facilities whether or not said items are considered fixtures or attachments to real property under applicable Law.

22.DEFAULT AND REMEDIES.

(a)AWN Collocator Default. Any one or more of the following events shall constitute a default by AWN Collocator (each, an “AWN Collocator Default”):

(i)The failure to pay Rent or make other payments set forth in this MLA and/or in the applicable SLA when such failure continues for twenty (20) Business Days after the date Tower Operator provides written notice thereof to AWN Collocator; provided, however, that: (A) the failure to pay Rent within twenty (20) Business Days after the due date shall automatically constitute an AWN Collocator Default (without the need for written notice by Tower Operator) for all subsequent instances of non-payment of Rent during a calendar year after AWN Collocator has failed to make such timely Rent payments within such twenty (20) Business Day period during more than two (2) calendar months and Tower Operator has provided written notice of such failure to AWN Collocator during each such calendar month; and (B) notwithstanding anything to the contrary in this MLA or the applicable SLA, Tower Operator may not terminate an SLA as a result of a AWN Collocator Default relating to the non-payment of any payments set forth in this MLA and/or the applicable SLA (other than Rent) to the extent such payments for such SLA are less than $2,500.00.

(ii)The failure to perform any other material obligations of AWN Collocator under this MLA or an SLA, and such failure continues for thirty (30) days from the date Tower Operator provides written notice thereof to AWN Collocator (unless another time period is specified for a particular default under a Site Lease, this MLA or the SLA); provided, however, that in the event that more than thirty (30) days are required in order to cure any such non-monetary AWN Collocator Default, AWN Collocator shall have a reasonable period of time necessary to cure such a default if AWN Collocator shall have commenced and is continuously and diligently pursuing corrective action within such initial thirty (30) days; provided, further that if any such default causes Tower Operator to be in default under any Collocation Agreement existing prior to the Effective Date, the thirty (30) day period referenced above in this Section 22(a)(ii) shall be reduced to such lesser time period as required in the Collocation Agreement as of the Effective Date and such lesser time period shall be included in the written notice from Tower Operator to AWN Collocator;

(iii)an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of AWN Collocator or AWN Guarantor, or of a substantial part of the property or assets of AWN Collocator or AWN Guarantor, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar Law, (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for AWN Collocator or AWN Guarantor or for a substantial part of the property or assets of AWN Collocator or AWN Guarantor or (C) the winding-up or liquidation of AWN Collocator or AWN Guarantor; and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

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(iv)AWN Collocator or AWN Guarantor shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar Law, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (iii) above, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for AWN Collocator or AWN Guarantor or for a substantial part of the property or assets of AWN Collocator or AWN Guarantor, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (G) take any action for the purpose of effecting any of the foregoing; or

(v)the material breach by AWN Guarantor of Section 35.

(b)Tower Operator’s Remedies. In the event of an AWN Collocator Default, Tower Operator shall have the right to terminate the applicable SLA(s) at issue (after the expiration of any applicable cure periods set forth above) but not this MLA, in addition to all other remedies available at law or equity. In the event that Tower Operator should, as a result of an AWN Collocator Default, incur any costs or expenses on behalf of AWN Collocator or in connection with AWN Collocator’s obligations thereunder, such sums shall be due to Tower Operator within thirty (30) days after rendering of an invoice and reasonably sufficient documentation of such costs to AWN Collocator as an additional fee hereunder.

(c)Tower Operator Default. Any one or more of the following events shall constitute a default by Tower Operator (“Tower Operator Default”):

(i)The breach of or failure to perform any of the material obligations of Tower Operator under this MLA and/or SLA and such breach or failure continues for thirty (30) days from the date AWN Collocator provides written notice thereof to Tower Operator (unless another time period is specified for a particular default under a Site Lease, this MLA or the SLA); provided, however, that in the event that more than thirty (30) days are required in order to cure any non-monetary Tower Operator Default, Tower Operator shall have a reasonable period of time to cure such a default if Tower Operator shall have commenced and is continuously and diligently pursuing corrective action within such initial thirty (30) days;

(ii)an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (A) relief in respect of Tower Operator or Tower Operator Guarantor, or of a substantial part of the property or assets of Tower Operator or Tower Operator Guarantor, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar Law, (B) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Tower Operator or Tower Operator Guarantor or for a substantial part of the property or assets of Tower Operator or Tower Operator Guarantor or (C) the winding-up or liquidation of Tower Operator or Tower Operator Guarantor; and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

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(iii)Tower Operator or Tower Operator Guarantor shall (A) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar Law, (B) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (ii) above, (C) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Tower Operator or Tower Operator Guarantor or for a substantial part of the property or assets of Tower Operator or Tower Operator Guarantor, (D) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (E) make a general assignment for the benefit of creditors, (F) become unable, admit in writing its inability or fail generally to pay its debts as they become due or (G) take any action for the purpose of effecting any of the foregoing; or

(iv)The material breach by Tower Operator Guarantor under the Guaranty Agreement.

Notwithstanding the foregoing or anything to the contrary contained in this MLA, no Tower Operator Default shall be deemed to occur and exist under this MLA or the applicable SLA with respect to any Site that is a Managed Site as a result of the condition or conditions that existed as of the Effective Date of this MLA and that were the reason such Site was designated a Managed Site in accordance with the PSA.
(d)AWN Collocator’s Remedies. In the event of a Tower Operator Default, AWN Collocator shall have all remedies available at law or in equity, including without limitation, damages, injunctive relief and the following:

(i)In addition to such remedies or any remedies available under this MLA, AWN Collocator may terminate the applicable SLA, in which case, AWN Collocator shall (subject to the right of set-off in Section 3(e)) pay Tower Operator any Rent or fees due for the period up to the termination of the applicable SLA, but shall not owe Rent for any subsequent period. Any advance payments made for periods after the termination of the SLA will be reimbursed to AWN Collocator.

(ii)In addition to any other rights and remedies that AWN Collocator may have, if AWN Collocator is not able to use or occupy the AWN Collocation Space at a Site for the current or future business activities that it conducts at such Site as a result of a Tower Operator Default, AWN Collocator shall have the right to abate the Rent applicable to such Site until such Tower Operator Default is cured.

(iii)In the event Tower Operator fails to cure a default under Section 4(b) of this MLA within the time frame provided under an applicable Site Lease and either (A) Tower Operator is not diligently and in good faith contesting the same (to the extent and in the manner permitted under the applicable Site Lease) or (B) any material portion of such Site is subject to imminent danger of loss or forfeiture, including by reason of a termination of the Site Lease with respect to such Site, as a result of the same, then, in addition to any other rights or remedies, including, without limitation, those set forth in Section 3(d) and Section 3(e), AWN Collocator may cure such default, and Tower Operator shall reimburse AWN Collocator for its reasonable out-of-pocket costs related to curing such default.

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(iv)In addition to any other rights and remedies that AWN Collocator may have, if Tower Operator in violation of this MLA fails to take any action or make any repairs to any Site: (x) within the time frame required by any Governmental Authority; (y) as necessary to comply with applicable Laws or the terms of any Site Lease; or (z) that results in or relates to an Emergency, then AWN Collocator may take action or make the repairs at Tower Operator’s sole cost; provided, however, that, prior to AWN Collocator taking such action or making repairs to the Site (including, but not limited to, repairs to the Tower), then, other than in the case of an Emergency, AWN Collocator shall provide Tower Operator written notice that AWN Collocator is exercising its right under this Section 22(d)(iv). An amount equal to 105% of the reasonable costs thereof incurred by AWN Collocator shall be due and payable by Tower Operator within thirty (30) days of Tower Operator’s receipt of an invoice and reasonably sufficient documentation of such costs. AWN Collocator’s right to repair Sites pursuant to this Section 22(d)(iv) is granted solely to protect AWN Collocator’s interests and property and AWN Collocator shall have no duty to undertake repairs. The undertaking of repairs will not create a duty to protect the interests of Tower Operator or to third parties.

(e)No Effect on other Provisions of MLA or SLA. No default by any Party relating to an SLA, whether pursuant to this Section 22, by operation of law or otherwise (except as expressly provided herein), nor any termination of an SLA and removal of AWN Collocator’s property from the AWN Collocation Space, shall relieve either Party of its obligations or liabilities under the MLA or any other SLA, all of which shall survive such default, termination and/or removal. A default by any Party will not constitute or serve as a basis for a default by any other Party, and a default under any SLA will not constitute or serve as a basis for a default under any other SLA or this MLA as a whole.

(f)No Waiver. All of the rights, powers and remedies provided for in this MLA, or in any SLA, or now or hereafter existing at law or in equity, or by statute or otherwise, shall be deemed to be separate, distinct, cumulative and concurrent and shall not be deemed to be in the exclusion of, or a waiver of, any other rights, powers or remedies provided for in this MLA. The exercise or enforcement of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise or enforcement of any or all of such other rights, powers or remedies.

(g)Attorneys’ Fees. The substantially prevailing party in any litigation arising hereunder shall be entitled to its reasonable attorneys’ fees and court costs, including appeals, if any.

(h)Force Majeure. In the event that either Party shall be delayed, hindered in or prevented from the performance of any act required hereunder by reason of events of Force Majeure, then the performance of such act (and any related losses and damages caused by the failure of such performance) shall be excused for the period of delay and the period for performance of any such act shall be extended for a period equivalent to the period of such delay.

23.LIMITATION OF LIABILITY. Notwithstanding anything in this MLA to the contrary, except for (i) indemnity claims pursuant to Section 14 which relate to damages asserted by third parties, (ii) indemnity claims pursuant to Section 16, and (iii) grossly negligent or intentionally wrongful acts, neither Party shall have any liability under this MLA or any SLA, for: (y) any punitive or exemplary damages; or (z) any special, consequential, incidental or

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indirect damages, including without limitation lost profits, lost data, lost revenues and loss of business opportunity, whether or not the other Party was aware or should have been aware of the possibility of these damages. No other Affiliate of AWN Collocator shall have any liabilities or obligations under any SLA unless AWN Guarantor is required to fulfill its obligations pursuant to Section 35.

24.BINDING ON SUCCESSORS AND ASSIGNS; THIRD-PARTY BENEFICIARIES. This MLA and any SLA shall bind the successors and permitted assignees of the Parties. Any successor or permitted assignee of Tower Operator shall take each Site subject to the rights of AWN Collocator under this MLA and the applicable SLA. The Parties acknowledge that General Communication, Inc. and GCI Communication Corp., both Affiliates of AWN Collocator, are express third-party beneficiaries of this MLA.

25.ASSIGNMENT; SUBLEASING.

(a)AWN Collocator may, without any approval or consent of Tower Operator, sublease, license, sublicense or grant concessions or other rights for the occupancy or use of any portion of the AWN Collocation Space to any of AWN Collocator’s Affiliates. AWN Collocator may, without any approval or consent of Tower Operator, sell, convey, assign or transfer all or any portion of its rights and obligations under this MLA or any SLA: (i) to any of AWN Collocator’s Affiliates, (ii) to any Person that acquires all or substantially all of AWN Collocator’s assets in any market defined by the FCC, (iii) to any Person that acquires all or substantially all of the assets of AWN Collocator, or (iv) to a successor Person that, directly or indirectly, acquires more than a 50% ownership interest in AWN Collocator, effected through a transaction or series of transactions (including by way of merger, consolidation, business combination, other reorganization or similar transaction or by operation of law). Except as set forth in this Section 25(a), AWN Collocator may not sell, convey, assign or transfer its rights or obligations under this MLA and the applicable SLAs without the written consent of Tower Operator, which consent shall not be unreasonably withheld, conditioned or delayed. Nothing in this MLA or any SLA shall prohibit the use of any Site, any AWN Communications Equipment or AWN Collocator’s communications network by third parties as expressly permitted under Section 5.

(b)Without the prior written consent of AWN Collocator not to be unreasonably withheld, delayed or conditioned, Tower Operator may not assign this MLA or any SLA; provided that the consent of AWN Collocator shall not be required if the assignee meets the Assumption Requirements (as defined below) and is (x) a tower company that has a good business reputation and is experienced in the management of communication towers, or (y) an Affiliate of Tower Operator. “Assumption Requirements” means, with respect to an assignment by Tower Operator, that (i) the applicable assignee has creditworthiness, reasonably sufficient to perform the obligations of the assigning party under this MLA and the applicable SLA(s) or that the assigning party remains liable for such obligations notwithstanding such assignment, and (ii) the assignee assumes and agrees to perform all of the obligations of the assigning party hereunder.

26.SUBORDINATION AND NONDISTURBANCE. At Tower Operator’s option, this MLA and each applicable SLA shall be subordinate to any mortgage or other security interest by Tower Operator that from time to time may encumber all or part of the Site; provided, however, every such mortgage or other security interest shall recognize the validity of this

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MLA and applicable SLA in the event of a foreclosure of Tower Operator’s interest and also AWN Collocator’s right to remain in occupancy of and have access to the AWN Collocation Space as long as AWN Collocator is not in default of this MLA and the applicable SLA beyond any applicable grace or cure periods. AWN Collocator shall execute whatever instruments may reasonably be required to evidence this subordination clause. In the event a Site is encumbered by a mortgage or other security interest created by Tower Operator, Tower Operator, immediately after this MLA and the applicable SLA are executed, will, upon AWN Collocator’s request, use commercially reasonable efforts to obtain and furnish to AWN Collocator, a non-disturbance agreement for each such mortgage or other security interest in recordable form. In the event Tower Operator defaults in the payment and/or other performance of any mortgage or other security interest encumbering the Site, AWN Collocator may, at its sole option and without obligation, cure or correct Tower Operator’s Default and, upon doing so, AWN Collocator shall be subrogated to any and all rights, titles, liens and equities of the holders of such mortgage or security interest, and Tower Operator shall reimburse AWN Collocator within ten (10) days of an invoice for all sums paid by AWN Collocator to cure or correct such defaults.

27.ESTOPPEL CERTIFICATES. Either Party shall within fifteen (15) business days’ prior written notice from the other, execute, acknowledge and deliver to the other a written statement to the extent the following are true: (i) certifying that this MLA and any SLA is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying the SLA, as so modified, is in full force and effect) and the date to which the Rent and other charges have been paid; and (ii) acknowledging that there are not, to such Party’s actual knowledge, any uncured defaults on the part of the other Party hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Site.

28.SURVIVAL. The provisions of this MLA relating to indemnification from one Party to the other Party shall survive any termination or expiration of the applicable SLA. Additionally, any provisions of this MLA that indicate survival subsequent to termination or expiration or require performance subsequent to the termination or expiration of this MLA shall also survive such termination or expiration of the applicable SLA.

29.RECORDING. The Parties shall not record this MLA or any SLA. Subject to any limitations contained in any applicable Site Lease for a Site, the Parties to an SLA shall execute, and AWN Collocator may, at its own cost, record a Memorandum of SLA. The date set forth in the Memorandum of SLA will be for recording purposes only and shall not establish the SLA Effective Date. AWN Collocator shall, at the request of Tower Operator, execute a termination of the Memorandum of SLA within thirty (30) days after the termination date of an SLA, which Tower Operator may record at its cost and expense.

30.QUIET ENJOYMENT. Tower Operator covenants that AWN Collocator shall peaceably and quietly have, hold and enjoy the AWN Collocation Space as provided in this MLA and each SLA during the term of the applicable SLA.

31.INTEGRATION. This MLA, in conjunction with each SLA, contains all agreements, promises and understandings between the Parties pertaining to the subject matter of these documents, and no verbal or oral agreements, promises or understandings shall be binding upon any Party in any dispute, controversy or proceeding at law. Any addition,

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variation or modification to this MLA or any SLA shall be void and ineffective unless made in writing signed by the Parties. In the event any provision of this MLA or any SLA is found to be invalid or unenforceable, such finding shall not affect the validity and enforceability of the remaining provisions of this MLA or applicable SLA. The failure of any Party to insist upon strict performance of any of the terms or conditions of this MLA or any SLA or to exercise any rights under this MLA or any SLA shall not waive such rights, and such Party shall have the right to enforce such rights at any time and take such action as may be lawful and authorized under this MLA or any SLA, either in law or in equity.

32.GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM; WAIVER OF JURY TRIAL. THIS MLA AND EACH SLA SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ALASKA AS TO ALL MATTERS, INCLUDING MATTERS OF VALIDITY, CONSTRUCTION, EFFECT, PERFORMANCE AND REMEDIES (WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION). Each Party agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this MLA and any SLA or the transactions contained in or contemplated by this MLA or any SLA exclusively in the United States District Court for the District of Alaska or any Alaska state court sitting in the city of Anchorage and appellate courts having jurisdiction of appeals from any of the foregoing (the “Chosen Courts”), and, solely in connection with claims arising under this MLA and any SLA or the transactions that are the subject of this MLA and any SLA, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party and (iv) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 33. EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS MLA AND EACH SLA OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. Notwithstanding the foregoing, the enforcement of this MLA and any SLA with respect to a particular Site as to matters relating to real property and matters mandatorily governed by local law, shall be governed by and construed in accordance with the laws of the state in which the applicable Site is located.

33.NOTICES. All notices, requests, demands, waivers and other communications required or permitted under this MLA shall be in writing, reference a particular Site number or address, if applicable, and shall be deemed to have been delivered (i) the next Business Day when sent overnight by a nationally recognized overnight courier service or certified or priority mail (provided such delivery is actually effected or rejected), (ii) upon transmission of an e-mail (followed by delivery of an original via nationally recognized overnight courier service, or (iii) upon delivery when personally delivered to the receiving Party. All such notices and communications shall be sent or delivered as set forth below or to such other person(s), e-mail address or address(es) as the receiving Party may have designated by written notice to the other Party. All notices shall be delivered to the relevant Party at the address set forth below.

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If to Tower Operator:
AWN Tower Company, LLC
c/o Vertical Bridge Towers II, LLC
750 Park of Commerce Dr., Suite 200
Boca Raton, FL 33487
Attn: Dan Marinberg, Esq., General Counsel
Email: dmarinberg@verticalbridge.com

with copies not constituting notice to:

Fox Rothschild LLP
747 Constitution Drive, Suite 100
Exton, PA 19341
Attention: Levin V. Czubaroff, Esq.
E-mail address: lczubaroff@foxrothschild.com

If to AWN Collocator or AWN Guarantor:
The Alaska Wireless Network, LLC
c/o GCI Communication Corp.
2550 Denali Street, Suite 1000
Anchorage, AK 99503
Attention: Corporate Counsel
E-mail address: wwailand@gci.com

with a copy not constituting notice to:

Lape Mansfield Nakasian + Gibson, LLC
9980 Brewster Lane, Suite 150
Powell, OH 43065
Attention: Rick J. Gibson
E-mail address: rjgibson@lmng-law.com

34.MISCELLANEOUS. Each of the Parties hereto warrants to the other that the Party executing this MLA and each SLA has the full right, power and authority to enter into and execute the same on such Party’s behalf and that no consent (except as may be required under an applicable Site Lease) from any other person or entity is necessary as a condition precedent to the legal effect of this MLA and any SLA executed pursuant to it. The captions contained in this MLA are inserted for convenience only and are not intended to be part of the MLA. They shall not affect or be utilized in the construction or interpretation of the MLA. The recitals in this MLA are hereby incorporated in this MLA as if set forth fully in this Section 34.

35.AWN PARENT GUARANTY.

(a)AWN Guarantor unconditionally, absolutely and irrevocably guarantees to Tower Operator the full and timely payment of all payment obligations of AWN Collocator under this MLA and any corresponding obligations of AWN Collocator under any SLA (collectively, the “AWN Collocator Obligations”). AWN Guarantor agrees that if AWN Collocator (all references to AWN Collocator in this Section 35 shall be deemed to include any Affiliate of AWN Collocator with AWN Communications Equipment (including, but not limited to, that used for Backhaul Services), AWN Improvements, Ancillary Facilities or any equipment related to the use and operation thereof on a Site) defaults at any time during the Term of this MLA or the term of any SLA in the performance of any of the AWN Collocator Obligations, AWN Guarantor shall faithfully perform and fulfill all AWN Collocator Obligations and shall pay to Tower Operator all reasonable

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attorneys’ fees, court costs and other reasonable out-of-pocket costs and expenses incurred by Tower Operator on account of any default by AWN Collocator in the performance of the AWN Collocator Obligations and on account of the enforcement of this guaranty.

(b)The foregoing guaranty obligation of AWN Guarantor shall be enforceable by Tower Operator in an action against AWN Guarantor without the necessity of any suit, action or proceeding by Tower Operator of any kind or nature whatsoever against AWN Collocator, without the necessity of any notice to AWN Guarantor of AWN Collocator’s default or breach under this MLA or any SLA, and without the necessity of any other notice or demand to AWN Guarantor to which AWN Guarantor might otherwise be entitled, all of which notices AWN Guarantor hereby expressly waives. AWN Guarantor hereby agrees that the validity of this guaranty and the obligations of AWN Guarantor hereunder shall not be terminated, affected, diminished or impaired by reason of the assertion or the failure to assert by Tower Operator against AWN Collocator any of the rights or remedies reserved to Tower Operator pursuant to the provisions of this MLA, any SLA or any other remedy or right which Tower Operator may have at law or in equity or otherwise. Notwithstanding anything to the contrary in this Section 35, AWN Guarantor shall be entitled to assert any defense, counterclaim or set off right and will otherwise be entitled to exercise all other rights that would be available to AWN Collocator hereunder, under the PSA or any other Collateral Agreements, at law or in equity, and to require that Tower Operator comply with any and all conditions applicable to asserting a claim against AWN Collocator, including the giving of notices of default to AWN Collocator, notices pursuant to Section 14 or notice to any other Affiliate of AWN Collocator as expressly provided for herein or waiting for the expiration of notice periods, cure periods or other time periods for performance, if any.

(c)AWN Guarantor covenants and agrees that this guaranty is an absolute, unconditional, irrevocable and continuing guaranty. The liability of AWN Guarantor hereunder shall not be affected, modified or diminished by reason of any assignment, renewal, modification, extension or termination of this MLA or any SLA or any modification or waiver of or change in any of the covenants and terms of this MLA or any SLA by agreement of Tower Operator and AWN Collocator, or by any unilateral action of either Tower Operator or AWN Collocator, or by an extension of time that may be granted by Tower Operator to AWN Collocator or any indulgence of any kind granted to AWN Collocator, or any dealings or transactions occurring between Tower Operator and AWN Collocator, including, without limitation, any adjustment, compromise, settlement, accord and satisfaction or release, or any Bankruptcy, insolvency, reorganization or other arrangements affecting AWN Collocator, except in each case, to the extent expressly provided for in the terms of any document evidencing any of the foregoing. AWN Guarantor does hereby expressly waive any suretyship defenses it might otherwise have.

(d)AWN Guarantor may not, without the prior written consent of Tower Operator, assign this MLA or delegate any of its duties or obligations hereunder to any Person; provided that Tower Operator’s consent shall not be required in the case of an assignment or delegation by AWN Guarantor to any Person with (i) financial condition no less favorable than existed for AWN Guarantor on the Effective Date or (ii) creditworthiness reasonably sufficient to perform the obligations of AWN Guarantor under this MLA.

(e)All of Tower Operator’s rights and remedies under this guaranty are intended to be distinct, separate and cumulative and no such right and remedy herein is intended to be to the exclusion of or a waiver of any other. AWN Guarantor hereby waives presentment, demand for performance, notice of non-performance, notice of protest, notice of dishonor and notice of

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acceptance. AWN Guarantor further waives any right to require that an action be brought against AWN Collocator or any other Person or to require that resort be had by Tower Operator to any security held by Tower Operator.

* * * Remainder of Page Blank - Signature Page Follows * * *

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IN WITNESS WHEREOF, the Parties have caused this MLA to be executed and sealed by their duly authorized representatives, all effective as of the day and year first written above.

AWN COLLOCATOR: THE ALASKA WIRELESS NETWORK, LLC By: _/s/ Bruce Broquet_________________ Bruce L. Broquet, Vice President and Chief Financial Officer

AWN GUARANTOR:

GENERAL COMMUNICATION, INC.

By: _/s/ Peter Pounds_________________
Peter J. Pounds, Senior Vice President
and Chief Financial Officer

TOWER OPERATOR:

AWN TOWER COMPANY, LLC
By: Vertical Bridge Towers II, LLC, a Delaware limited liability company, its sole member

By: _/s/ Alex Gellman______________
Alex Gellman, Chief Executive Officer

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